THIS AGREEMENT is made on 1 November 2013

BETWEEN

(1)
Wells Fargo Bank Northwest, N.A., a national banking association organized under the laws of Utah, the United States of America, whose registered office is at 260 N. Charles Lindbergh Drive, MAC: U1240-026, Salt Lake City, Utah 84116, the United States of America, not in its individual capacity but solely as owner trustee under the Trust Agreement ("Seller");

(2)
AeroCentury Corp., a corporation incorporated under the laws of Delaware, the United States of America, whose registered office is at 1440 Chapin Avenue #310, Burlingame, California 94010, the United States of America ("Buyer"); and

(3)
AerLift Aircraft Leasing Limited, a company limited by shares, incorporated under the laws of the Isle of Man, whose registered office is at Penthouse Suite, Analyst House, Peel Road, Douglas, IM1 4LZ, Isle of Man (the "Owner Participant").

BACKGROUND

A.
Pursuant to an aircraft operating lease agreement dated 14 November 2007 and entered into between Al Waha (Cayman 1) Lease Limited as lessor ("Previous Lessor") and Jazz Air LP ("Lessee") as lessee (as novated by an aircraft lease novation and amendment agreement dated 26 October 2010 and entered into between the Previous Lessor as existing lessor, the Lessee as lessee and the Seller as new lessor; as further amended or otherwise modified from time to time, the "Lease"), the Seller has agreed to lease, and the Lessee has agreed to take on lease, the Aircraft.

B.
Pursuant to a notice of assignment dated November 29, 2010 from Jazz Aviation LP (“Jazz Aviation”) and the Lessee to Seller, the Lessee advised that it was assigning and transferring all of its rights in the Aircraft and under the Lease to Jazz Aviation and Jazz Aviation confirmed and agreed that it was assuming all of the obligations and liabilities of the Lessee under the Lease.

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C.	The Seller has agreed to sell, and the Buyer has agreed to buy, the Aircraft subject to the Lease on the terms and conditions of this Agreement.

D.	Pursuant to the Novation Agreement the Lease will be novated by the Seller to the Buyer at the Effective Time.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

"Acceptance Certificate" means an acceptance certificate of the Aircraft in the form set out in schedule 2 to be executed by the Buyer in accordance with clause 5.3;

"Accrued Interest" means interest at the rate of six point five per cent (6.5%) per annum on the Base Purchase Price, calculated for the period commencing on (and including) the Economic Closing Date and ending on (but excluding) the Delivery Date, on the basis of the number of days that have elapsed during such period and a year of 365 days;

"Aircraft" means:

(a)	the aircraft described in schedule 1, including the Airframe and all Engines and Parts installed in or on such aircraft at the Lease Delivery Date;

(b)	all substituted, renewed and replacement Parts installed in or on such aircraft or any Engine title to which has passed to the Seller pursuant to the Lease prior to Delivery, and

(c)	the Aircraft Documents and, in the case of both (a) and (b), any Part which is for the time being detached from such aircraft but remains the property of Seller pursuant to the Lease;

"Aircraft Documents" has the meaning given to the term “Manuals and Technical Records” in the Lease;

"Airframe" means the Aircraft, excluding the Engines and  the Aircraft Documents;

"Airframe Manufacturer" means Bombardier Inc., a Canada corporation;

"Applicable Law" means, in relation to any jurisdiction, any law, regulation, approval, judgment, order or direction or any other act of any Government Entity of such jurisdiction with which the Seller or the Buyer (as the case may be) is required to comply, or with which it would, in the normal course of its business, comply;

"Base Purchase Price" means an amount equal to US$17,100,000 (Seventeen Million and One Hundred Thousand United States Dollars);

"Bill of Sale" means a bill of sale substantially in the form set out in schedule 3;

"Business Day" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for general business in London, Dublin, Amsterdam, San Francisco and New York;

"Buyer Indemnitees" has the meaning given to such term in clause 6.3 herein;

"Buyer's Lien" means any Security Interest that is created by or is attributable to the debts or liabilities of the Buyer;

"Cape Town Convention" means the English language version of the Convention on International Interests in Mobile Equipment (the "Convention") and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Protocol"), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations,

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rules, orders, agreements, instruments, amendments, supplements, declarations, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the "Supervisory Authority" (as defined in the Protocol), the "International Registry" or "Registrar" (as defined in the Convention) or an appropriate "registry authority" (as defined in the Protocol) or any other international or national body or authority;

"Conversion Side Letter" means that certain additional terms side letter to the purchase agreement with respect to the Aircraft, dated 14 November 2007 and entered into between Previous Lessor and the Airframe Manufacturer (as assigned to the Lessor pursuant to a letter agreement assignment agreement dated 28 October 2013 entered into among the Previous Lessor, Lessor and Airframe Manufacturer, and as amended, supplemented or  otherwise modified from time to time);

"Conversion Side Letter Assignment" means the letter agreement assignment agreement dated 28 October 2013 entered into among the Lessor, the Buyer and the Airframe Manufacturer pursuant to which the Lessor has assigned all of its rights under the Conversion Side Letter to the Buyer;

"Default" has the meaning given to it in the Lease;

"Delivery" means the time at which the Buyer shall obtain title to the Aircraft in accordance with clause 5.3;

"Delivery Date" means the date on which Delivery occurs;

"Delivery Location" means in or over the State of New York, USA, or any other location or locations as may be agreed in writing by the Buyer and the Seller;

"Deposit" means the sum of $350,000 (Three Hundred and Fifty Thousand United States Dollars), exclusive of any Taxes;

"Disclosure Letter" means any letter delivered by the Seller or the Owner Participant to the Buyer prior to Delivery in accordance with clause 2.3.7 in the form agreed between the Seller and the Buyer prior to the date hereof;

"Dollars" and "$" mean the lawful currency of the United States of America and, in respect of all payments to be made under this Agreement in Dollars, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

"Economic Closing Date" means 1 November 2013;

"Effective Time" has the meaning given to it in the Novation Agreement;

"Engine" means, whether or not installed on the Aircraft:

(a)	each engine of the manufacture and model specified in schedule 1; or

(b)	any engine which has replaced that engine, title to which has passed to Seller in accordance with the Lease prior to Delivery,

and in each case includes all modules and Parts from time to time belonging to or installed in that engine or which having been removed from that engine, remain the property of Seller pursuant to the Lease but excludes any properly replaced engine, title to which has passed to Lessee pursuant to the Lease prior to Delivery of that engine;

"Engine Manufacturer" means General Electric Company, a New York corporation;

"Final Delivery Date" means 30 November 2013 or such later date as the parties may agree in writing;

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"Government Entity" has the meaning given to the term “Governmental Body” in the Lease, as amended by the Novation Agreement;

"Lease Delivery Date" means 14 November 2007;

"Lessee Documents" means the Lease, the certificate of airworthiness of the Aircraft, the certificate of registration of the Aircraft, the Lessee acceptance certificate under the Lease, the Lessee’s air operator certificate, the Lessee’s Letter of Credit and any other documents executed by the Lessee in connection with the Lease;

"Lessee's Letter of Credit" has the meaning given to the term

"Security Deposit Letter of Credit" in the Lease;

"Loss" has the meaning given to such term in the Lease;

"Material Damage" means damage with a repair cost reasonably expected to exceed US$1,000,000.00 (One Million United States Dollars);

"Novation Agreement" means the deed of novation and amendment made amongst the Seller, the Buyer and the Lessee substantially in the form set out in schedule 5;

"Part" means, whether or not installed on the Aircraft or an Engine:

(a)
any part, component, appliance, accessory, instrument, furnishing or equipment (other than a complete Engine or engine) furnished with the Aircraft on the Lease Delivery Date (including the APU and the landing gear); and

(b)
any other part, component, appliance, accessory, instrument, furnishing or equipment (other than a complete Engine or engine) title to which has passed to the Seller prior to Delivery pursuant to the Lease,

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but excludes any such items title which has passed to Lessee prior to Delivery pursuant to the Lease;

"Permitted Lien" means any of the following:

(a)	the Lease and the rights of the Lessee thereunder;

(b)	a Permitted Lien (as such term is defined in the Lease); and

(d)    a Buyer's Lien.

"Proposed Delivery Date" means November 1, 2013 or such other date as determined by this Agreement, or such other date as may be agreed in writing between the Seller and the Buyer as being the date on which Delivery shall occur;

"Purchase Price" means the aggregate of: (a) the Base Purchase Price; and (b) the Accrued Interest; exclusive of Taxes and any fees as of the Economic Closing Date;

"Rent" has the meaning given to the term “Basic Rent” in the Lease;

"Security Interest" has the meaning given to the term “Lien” in the Lease;

"Seller Indemnitee" shall mean  the entities identified as “Indemnitees” under the Lease as in effect immediately prior to the Effective Time;

"Seller's Lien" means a lien created over or in respect of the Aircraft by or through the Seller or its affiliates (other than the Lease);

"Tax" has the meaning given to such term in the Lease;

"Total Loss" has the meaning given to such term in the Lease; and

"Trust Agreement" means the trust agreement dated 24 October 2010 and entered into between the Seller as owner trustee and AerLift Leasing Isle of Man 1 Ltd. as trustor, as assigned to and assumed by the Owner Participant by a trust assignment and assumption agreement dated 6 June 2013 and as further amended or otherwise modified from time to time.

1.2	Interpretation

1.2.1	Clause headings and the table of contents are inserted for convenience of reference only, have no legal effect and shall be ignored in the interpretation of this Agreement.

1.2.2	In this Agreement, unless a contrary indication appears:

(a)	references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)
references to (or to any specified provision of) this Agreement or any other  document shall include this Agreement, that document or the relevant provision as it may from time to time be amended but so that the above is without prejudice to any requirement in any document that the prior consent of any party be obtained;

(c)	a reference to an "amendment" includes a supplement, novation, restatement or re- enactment and "amended" will be construed accordingly;

(d)
references to "law" (i) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (ii) includes any treaty, pact, compact or other  agreement  to  which  any  Government

Entity is a signatory or party; (iii) includes any judicial or administrative interpretation or application thereof and (iv) is a reference to that provision as amended, substituted or re- enacted;

(e)	words importing the plural shall include the singular and vice versa, and words importing a gender include every gender;

(f)
references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated association or body of persons and any Government Entity, whether or not having separate legal personality and references to the Buyer and the Seller shall be construed so as to include the successors, permitted assignees and permitted transferees of such person;

(g)
a reference to an "approval" shall be construed as a reference to any approval, consent, authorisation, exemption, permit, licence, registration, filing or enrolment by or with any competent authority;

(h)	a reference to an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation; and

(i)
the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible and the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed  as,  nor  shall  they  take  effect  as, limiting the generality of any foregoing words.

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2.	REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties by the Buyer

Buyer hereby represents and warrants to Seller and the Owner Participant the following:

2.1.1	Status. Buyer is a Delaware corporation duly incorporated and validly existing under the law of its jurisdiction of incorporation.

2.1.2	Business. Buyer has the power to own its assets and carry on its business as it is being conducted.

2.1.3
Binding obligations. The obligations expressed to be assumed by Buyer in this Agreement and the Novation Agreement (as the case may be) are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered to it pursuant to clause 3, legal, valid, binding and enforceable obligations.

2.1.4
Non-conflict  with  other  obligations.The  entryintoand performance by Buyer of, and the transactions contemplated by, this Agreement and the Novation Agreement (as the case may be) do not and will not conflict with:

(a)	any Applicable Law;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon the Buyer or any of its assets.

2.1.5
Power and authority. Buyer has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the Novation Agreement (as the case maybe) and the transactions contemplated by this Agreement and the Novation Agreement (as the case may be).

2.2	Representations and Warranties by the Seller

Seller hereby represents and warrants to Buyer the following:

2.2.1	Status. Seller is a United States national banking association duly organized and validly existing under the law of its jurisdiction of organization.

2.2.2	Business. Seller has the power to own its assets and carry on its business as it is being conducted.

2.2.3
Binding obligations. The obligations expressed to be assumed by Seller in this Agreement and the Novation Agreement (as the case may be) are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered to it pursuant to clause 3, legal, valid, binding and enforceable obligations.

2.2.4
Non-conflict  with  other  obligations.The  entryintoand performance by Seller of, and the transactions contemplated by, this Agreement and the Novation Agreement (as the case may be) do not and will not conflict with:

(a)	any Applicable Law;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon the Seller or any of its assets, including, without limitation, the Trust Agreement.

2.2.5
Power and authority. Seller has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the Novation Agreement (as the case maybe) and the transactions contemplated by this Agreement and the Novation Agreement (as the case may be).

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2.3	Representations and Warranties by the Owner Participant

Owner Participant hereby represents and warrants to Buyer the following:

2.3.1	Status. Owner Participant is a company limited by shares duly incorporated and validly existing under the law of its jurisdiction of incorporation.

2.3.2	Business. Owner Participant has the power to own its assets and carry on its business as it is being conducted.

2.3.3
Binding obligations. The obligations expressed to be assumed by Owner Participant in this Agreement are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered to it pursuant to clause 3, legal, valid, binding and enforceable obligations.

2.3.4	Non-conflict with other obligations.The entryintoand performance by Owner Participant of, and the transactions contemplated by this Agreement do not and will not conflict with:

(a)	any Applicable Law;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon the Owner Participant or any of its assets, including, without limitation, the Trust Agreement.

2.3.5
Power and authority. Owner Participant has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

2.3.6	Claims. To the best of the Owner Participant’s knowledge:

(a)	The Seller has complied in full with all of its obligations under the Lease; and

(b)	there are no claims or disputes which have been asserted or which, to the best of the Owner Participant’s knowledge could be validly asserted against the Seller by the Lessee (or vice versa).

2.3.7
No Default, Total Loss or Material Damage. Subject to any matter which is disclosed in or by the terms of any Disclosure Letter relating to matters referred to in this clause 2.3.7, the Owner Participant represents and warrants that to the best of its knowledge:

(a)	no payment Default has occurred and is continuing; and

(b)	no Total Loss or Material Damage has occurred with respect to the Aircraft.

2.4	Repetition

The representations and warranties in clauses 2.1. 2.2 and 2.3 shall be deemed to be repeated by the Seller, the Owner Participant and the Buyer as applicable, on the Delivery Date with reference to the facts and circumstances then existing.

2.5	Remedies

The rights and remedies of either party in relation to any misrepresentation or breach of warranty on the part of the other party shall not be prejudiced by any investigation by or on behalf of the first party into the affairs of any party to this Agreement or the Novation Agreement, by the performance of this Agreement or the Novation Agreement, or by any other act or thing which may be done or omitted to be done by the beneficiary of the relevant representation or warranty under this Agreement or the Novation Agreement and which would or might,  but for this clause 2.5, prejudice such rights and remedies.

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3.	CONDITIONS

3.1	Seller's Conditions

The obligation of the Seller to sell and deliver the Aircraft in accordance with the terms of this Agreement is subject to the condition that, on or prior to Delivery, the Seller shall have received the documents and evidence specified in part 1 of Schedule 4 in form and substance reasonably satisfactory to the Seller. The obligation of the Seller to sell and deliver the Aircraft in accordance with the terms under  this Agreement  is subject  to the further conditions that, immediately prior to Delivery:

3.1.1
the representations and warranties made by the Buyer in clause 2 and by the Buyer and the Lessee in the Novation Agreement shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to the time when Delivery is to take place;

3.1.2	no Default shall have occurred and be continuing;

3.1.3	the Seller's conditions precedent described in the Novation Agreement have been satisfied;

3.1.4	the Seller shall have received the Purchase Price in cleared funds;

3.1.5	the Aircraft shall be in the Delivery Location; and

3.1.6	the Aircraft shall not have suffered a Total Loss or Material Damage.

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The conditions specified in clause 3.1 are inserted for the sole benefit of the Seller and may be waived or deferred in whole or in part and with or without conditions by the Seller.

3.2	Buyer's Conditions

The obligation of the Buyer to purchase and accept delivery of the Aircraft from the Seller under this Agreement is subject to the condition that, on or prior to Delivery, the Buyer shall have received the documents and evidence specified in part 2 of Schedule 4 in form and substance reasonably satisfactory to the Buyer. The obligation of the Buyer to purchase and accept delivery of the Aircraft from the Seller under this Agreement is subject to the further conditions that, immediately prior to Delivery:

3.2.1	the Aircraft shall be free from any Seller's Liens;

3.2.2
the representations and warranties made by the Seller and Owner Participant in clause 2 and by the Seller and the Lessee in the Novation Agreement shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to the time when Delivery is to take place and the Buyer shall be satisfied, acting reasonably, with regard to any matters disclosed by the Seller in any Disclosure Letter;

3.2.3	no Default shall have occurred and be continuing;

3.2.4	the Aircraft shall be in the Delivery Location;

3.2.5	the Aircraft shall not have suffered a Total Loss or Material Damage; and

3.2.6	a copy of the Conversion Side Letter Assignment duly executed by the Airframe Manufacturer and the Lessor.

The conditions specified in clause 3.2 are inserted for the sole benefit of the Buyer and may be waived or deferred in whole or in part and with or without conditions by the Buyer.

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4.	AGREEMENT TO SELL

The Seller agrees to sell the Aircraft to the Buyer upon and subject to the terms and conditions of this Agreement, subject to the Lease and any other Permitted Liens, in consideration of the payment by the Buyer of the Purchase Price and the Buyer agrees to accept delivery of the Aircraft upon such sale.

5.	DELIVERY

5.1	Delivery

Subject to the terms and conditions of this Agreement, delivery of the Aircraft shall take place on the Proposed Delivery Date at the Delivery Location.

5.2	Condition of Aircraft

The Aircraft shall be sold in an "AS-IS, WHERE-IS" condition with all faults.

5.3	Transfer of Title and Payment of Purchase Price

Subject to the terms and conditions of this Agreement, the sale and transfer of title to the Aircraft by the Seller to the Buyer under this Agreement shall take place by execution and delivery of the Bill of Sale by the Seller to the Buyer in the form attached as Schedule 3. Immediately prior to Delivery, the Buyer shall execute the Acceptance Certificate and the Buyer shall pay the Purchase Price to the Seller. The delivery by the Buyer to the Seller of the Acceptance Certificate duly executed shall constitute conclusive proof, as between the Buyer and the Seller, of the matters therein stated by the Buyer. Immediately upon receipt of the Acceptance Certificate, duly executed by the Buyer, and of the Purchase Price from the Buyer, the Seller shall deliver the Bill of Sale, duly executed by the Seller, to the Buyer.

MSN 15055 Sale and Purchase Agreement

5.4	Effective Time

The Seller and the Buyer agree that Delivery shall be the Effective Time and that, immediately following Delivery, the Seller and the Buyer shall notify the Lessee, in accordance with the Novation Agreement, that the Effective Time has occurred.

5.5	Acceptance

Delivery of the Aircraft shall be conclusive proof (as between the Seller and the Buyer) that the Buyer has examined and investigated the Aircraft to the extent it considers necessary and that  the Aircraft is satisfactory to the Buyer.

5.6	Risk

All risk of loss or destruction of the Aircraft or damage to the Aircraft shall pass from the Seller to the Buyer upon Delivery.

5.7	Delivery Location

The Seller and the Buyer shall co-operate with a view to ensuring that the Delivery Location shall be in a jurisdiction where no Taxes will be imposed upon the Seller or the Buyer as a result of the sale and delivery of the Aircraft pursuant to this Agreement.

5.8	De-registration of the Aircraft

On or before the Delivery Date, the Seller shall at the Buyer's cost take all steps and execute and deliver all documentation as reasonably required by the Buyer to remove the Seller's name from the Canadian register, if applicable.

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5.9	Lessee in Possession

The Buyer acknowledges that the Aircraft will, following the transfer of title contemplated by clause 5.3, remain in the possession of the Lessee, and the Seller shall not be obliged to give or effect physical delivery of the Aircraft to the Buyer.

5.10	Licences and Approvals

The Buyer shall be responsible at its own expense for obtaining and maintaining any governmental and other licences, approvals, consents, certificates, exemptions, registrations and filings necessary for the ownership,  leasing, registration, maintenance, use or operation of the Aircraft after Delivery.

5.11	Airframe Warranty Agreement

The Seller and the Buyer agree that to the extent there exists any Airframe Manufacturer Service Life Policy in respect of the Airframe as and at Delivery, and such policy is capable of transfer to the Buyer, the Buyer and  Seller  shall,  following  the Delivery  Date, cooperate reasonably and in good faith to arrange for the transfer of such policy to the Buyer, and the acknowledgment of such transfer by the Lessee. The provisions of clause 10.4 hereof shall apply in respect of any costs and expenses associated with the foregoing.

6.	INSURANCES AND INDEMNITIES

6.1
The Buyer agrees that for a period of 2 (two years) from Delivery, it will procure that each of the Seller Indemnitees be named as an additional insured in accordance with clause 18.2 of the Lease. On or before Delivery, the Lessee or the Buyer shall deliver to the Seller a certificate and broker's undertaking (each in form and substance satisfactory to the Seller), in respect of such insurance.

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6.2	Operational indemnity (Buyer)

The Buyer will indemnify and hold each Seller Indemnitee harmless on an after-tax basis from all Losses imposed on, incurred by or asserted against such Seller Indemnitee (regardless of the relevant currency) in any way arising out of or connected in any way with:

6.2.1
the purchase, manufacture, ownership, possession, registration, performance, transportation,  management, sale, control, inspection, use or operation, design, condition, testing, delivery, acceptance, export, import, leasing, maintenance, repair, service, modification, overhaul, replacement, removal, de-registration or redelivery of the Aircraft; any loss of or damage to the Aircraft; any loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters; in each case, only when such arises from an act, event or occurrence in respect of the period commencing on the Delivery Date; provided, however, this indemnification shall not apply to Losses resulting solely from the gross negligence or wilful misconduct of a Seller Indemnitee; and

6.2.2	any breach by the Buyer of any of its obligations under this Agreement or the Novation Agreement.

6.3	Operational Indemnity (Seller and Owner Participant)

The Seller and Owner Participant, jointly and severally, will indemnify and hold Buyer, and its agents, employees, officers and directors (collectively the “Buyer Indemnitees”) harmless on an after-tax basis from all Losses imposed on, incurred by or asserted against such Buyer Indemnitee (regardless of  the  relevant currency) in any way arising out of or connected in any way with:

MSN 15055 Sale and Purchase Agreement

6.3.1
the purchase, manufacture, ownership, possession, registration, performance, transportation,  management, sale, control, inspection, use or operation, design, condition, testing, delivery, acceptance, export, import, leasing, maintenance, repair, service, modification, overhaul, replacement, removal, de-registration or redelivery of the Aircraft; any loss of or damage to the Aircraft; any loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters; in each case, only when such arises from an act, event or occurrence in respect of the period ending on the Delivery Date; provided, however, this indemnification shall not apply to Losses resulting solely from the gross negligence or wilful misconduct of a Buyer Indemnitee; and

6.3.2	any breach by the Seller of any of its obligations under this Agreement or the Novation Agreement.

7.	DELAYED DELIVERY AND FAILURE TO DELIVER

7.1	Total Loss or Material Damage before Delivery

7.1.1
If before Delivery the Aircraft suffers a Total Loss or Material Damage, the Seller shall notify the Buyer in writing thereof as soon as practicable after being notified of such event and, with effect from the date of such Total Loss or Material Damage, the Seller's obligation to sell and the Buyer's obligation to purchase the Aircraft shall terminate.

7.1.2
If before Delivery an event occurs which, with the passage of time and/or the satisfaction of any other condition, would in the opinion of the Seller constitute a Total Loss or Material Damage of the Aircraft the Seller shall notify the Buyer in writing thereof as soon as practicable after being notified of such event and, for so long as such event continues, the

MSN 15055 Sale and Purchase Agreement

Buyer shall be under no obligation to buy, and the Seller shall be under no obligation to sell, the Aircraft.

7.2           Final Delivery Date

If Delivery shall not have occurred on or before the Final Delivery Date due to a failure by a party to comply with its obligations hereunder, the other party shall have the right to terminate this Agreement, upon such termination the obligation of the Seller to sell, and of the Buyer to buy, the Aircraft shall be terminated immediately.

8.	DEPOSIT AND OTHER PAYMENTS

8.1	Deposit

The Seller acknowledges that it has received the Deposit prior to the date of this Agreement. The Deposit shall be applied by the Seller immediately prior to Delivery in partial satisfaction of the Purchase Price.

8.2	Refund

The Deposit and any part thereof is the sole unencumbered property of the Seller, shall be held by the Seller as security for the Buyer’s obligations under this Agreement on the terms stated herein, and is non-refundable except in the  following circumstances: (i) the Buyer and Seller cannot, after good faith negotiations, agree to closing provisions which result in no VAT, GST, sales, use or similar tax or customs tax being payable with respect to the transaction contemplated by this Agreement and the Novation Agreement; (ii) the Lessee does not execute the Novation Agreement, or the assignment of the Lease pursuant thereto does not occur due to failure of Lessee or Existing Lessor to satisfy respective conditions precedent within their control thereunder; or

(iii) if the Aircraft suffers a Total Loss or Material Damage prior to delivery to the Buyer and the Seller receives notice thereof.

MSN 15055 Sale and Purchase Agreement

If the Deposit becomes refundable pursuant to this clause 8.2, an amount equal to the Deposit received by the Seller will be refunded by the Seller to the Buyer within 5 (five) Business Days from receipt of a notice from the Buyer to the Seller thereof.

8.3	Rent

8.3.1
In consideration of the agreement by the Buyer to enter into the Novation Agreement and of the Buyer's covenants and undertakings hereunder, subject to clause 8.3.3, the Seller, agrees to pay to the Buyer on the Delivery Date an amount equal to all Rent paid by the Lessee to the Seller under the Lease attributable to the period commencing and including the Economic Closing Date and thereafter; such Rent payments being prorated to the period specified above on the basis of a 30 day month.

8.3.2
Any payments to be made by the Seller to the Buyer pursuant to clause 8.3.2 shall, when due, be credited towards the Accrued Interest due to the Seller at Delivery, the excess of which shall be credited towards the Purchase Price before being paid by the Seller to the Buyer.

8.4	Payment Accounts

8.4.1 All payments to be made under this Agreement by the Buyer to the Seller shall be made in immediately available funds, so that the Seller receives credit for the full amount of such payment on the due date, to the account of the Seller at:

Bank:                        [REDACTED]
Account Name:
SWIFT:
ABA / Fedwire:
Ref:

MSN 15055 Sale and Purchase Agreement

8.5	Withholdings

All payments under this Agreement from the Buyer to the Seller shall be made in full without any deduction or withholding (whether in respect of set-off, counter-claim, duties, Taxes, charges or otherwise howsoever) unless the Buyer is prohibited by law from doing so, in which event the Buyer shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)
forthwith pay to the Seller such additional amount as shall result in the net amount received by the Seller being equal to the amount which would have been received by the Seller had such a deduction or withholding not been made;

(c)	pay to the relevant Taxation or other authorities within the period for payment permitted by Applicable Law the full amount of the deduction or withholding; and

(d)
upon request in writing from the Seller to the Buyer deliver to the Seller any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

9.	DISCLAIMERS

DISCLAIMER AND WAIVER

THE BUYER EXPRESSLY AGREES AND ACKNOWLEDGES THAT SAVE ONLY AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE NOVATION AGREEMENT, NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF THE SELLER OR ANY SELLER INDEMNITEE IN RESPECT OF THE AIRCRAFT OR ANY PART THEREOF. THE BUYER UNCONDITIONALLY AGREES THAT THE AIRCRAFT AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN "AS IS, WHERE IS" CONDITION WITH ALL FAULTS (WHETHER OR NOT DISCOVERABLE BY INSPECTION), AND ACCORDINGLY THE  BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT,

MSN 15055 Sale and Purchase Agreement

RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY THE SELLER OR ANY SELLER INDEMNITEE OR ANY PERSON ON THEIR BEHALF EXPRESS OR IMPLIED, WHETHER ARISING BY LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, AIRWORTHINESS, SUITABILITY, QUALITY, SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, STATE, CONDITION, APPEARANCE, SAFETY, DURABILITY, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT OR ANY PART THEREOF, AND THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION BY THE SELLER AND ANY SELLER INDEMNITEE IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY THE BUYER TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. THE BUYER HEREBY ALSO IRREVOCABLY WAIVES ANY RIGHTS WHICH IT MAY HAVE IN TORT IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AGREES THAT NEITHER THE SELLER NOR ANY SELLER INDEMNITEE SHALL HAVE ANY GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN IT WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT OF ALL OF THE FOREGOING EXCLUSIONS. NO THIRD PARTY MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF IS THE AGENT OF THE SELLER NOR HAS ANY SUCH THIRD PARTY AUTHORITY TO BIND THE SELLER OR ANY SELLER INDEMNITEE THEREBY. NOTWITHSTANDING ANYTHING CONTAINED ABOVE, NOTHING CONTAINED HEREIN IS INTENDED TO OBVIATE, REMOVE OR WAIVE ANY RIGHTS OF WARRANTY OR OTHER CLAIMS RELATING THERETO WHICH THE BUYER, THE SELLER OR ANY SELLER INDEMNITEE MAY HAVE AGAINST THE AIRFRAME MANUFACTURER OR THE ENGINE MANUFACTURER OR THE SUPPLIER OF ANY PART OR ANY OTHER THIRD PARTY.

LESSEE AND THE LEASES

THE BUYER ACKNOWLEDGES THAT IT HAS BEEN AND WILL BE SOLELY RESPONSIBLE FOR MAKING ITS OWN INDEPENDENT  INVESTIGATION AND APPRAISAL OF THE OPERATIONS, FINANCIAL CONDITION, CREDITWORTHINESS, STATUS AND AFFAIRS OF THE LESSEE, AND OF THE PROVISIONS OF THE LEASE, AND HAS NOT RELIED, AND WILL NOT AT ANY TIME RELY, ON SELLER OR ANY SELLER INDEMNITEE:

(a)	TO PROVIDE BUYER WITH ANY INFORMATION RELATING TO ANY SUCH MATTERS; OR

(b)	TO CHECK OR ENQUIRE INTO THE ADEQUACY, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY THE LESSEE PURSUANT TO OR IN RELATION OT THE LEASE; OR

   (c)    TO ASSESS OR KEEP UNDER REVIEW ANY SUCH MATTERS.

ACCEPTANCE CERTIFICATE

DELIVERY OF THE ACCEPTANCE CERTIFICATE BY THE BUYER TO THE SELLER SHALL BE CONCLUSIVE PROOF, AS BETWEEN THE BUYER AND THE SELLER, THAT THE BUYER HAS EXAMINED AND INVESTIGATED THE AIRCRAFT AND EACH PART THEREOF  AND THAT THE AIRCRAFT IS SATISFACTORY TO THE BUYER IN ALL RESPECTS.

10.	TAXES, COSTS AND EXPENSES

VAT/GST

10.1	The Purchase Price is exclusive of any value added tax, goods and services tax, or similar tax payable in any jurisdiction.

Tax Indemnity

10.2
The Buyer shall pay all Taxes imposed on or in connection with this Agreement or the Bill of Sale and the transactions contemplated hereby or thereby (including without limitation the sale of the Aircraft and the payment and receipt of the Purchase Price) and shall indemnify each Seller Indemnitee and hold each Seller Indemnitee harmless against all such Taxes in each case regardless of when such Taxes are suffered or informed other than in respect of any such Seller Indemnitee:

10.2.1	any Taxes imposed on the overall income, profits or gains of such Seller Indemnitee in the jurisdiction of its incorporation or tax residence; or

10.2.2	any Taxes arising as a result of the gross negligence or wilful misconduct of the relevant Seller Indemnitee.

Seller Not Liable For Taxes

10.3
The Seller shall not be obliged to pay any Taxes imposed on it, the Buyer or any other party on or in connection with this Agreement and/or the Bill of Sale and/or the transactions contemplated herein or therein and shall not be obliged to indemnify the Buyer or any other party or to otherwise make any payment, with respect to any such Taxes imposed on either such other party.

Out of Pocket Costs

10.4
Each of the Seller and the Buyer shall bear their own costs (including legal, professional and out-of-pocket expenses) incurred in the preparation, negotiation and completion of this Agreement and the Novation Agreement and shall each be responsible for one half of the costs and expenses incurred by the Lessee in connection with its negotiation of the Novation Agreement. The Buyer shall be responsible for any registration or filings costs incurred by the Lessee with respect to the transaction contemplated by this Agreement and the Novation Agreement.

Duties and Fees

10.5
The Buyer shall bear, and indemnify the Seller in respect of, any duties or fees in connection with (a) the transfer of title to the Aircraft from Seller to Buyer, and (b) the registration of the Aircraft.

11.	ASSIGNMENT

Seller Assignment

11.1	The Seller may not assign or transfer any of its rights or duties under this Agreement without the prior written consent of the Buyer.

Buyer Assignment

11.2	The Buyer may not assign or transfer any of its rights or duties under this Agreement without the prior written consent of the Seller.

12.	MISCELLANEOUS

12.1
This Agreement (together with the Novation Agreement when executed and all documents which are required by the terms of this Agreement and the Novation Agreement to be entered into by the parties or any of them, when such documents are executed) contains the entire agreement and understanding between the Buyer and the Seller relating to the sale of the Aircraft and supersedes any previous understanding, commitment, agreement or representative whatsoever, oral or written. This Agreement may only be amended by an instrument in writing entered into on or after the date of this Agreement executed by or on behalf of the Buyer and the Seller.

12.2
Without prejudice to clause 9 (Disclaimers) the powers, rights and remedies conferred on the Buyer and the Seller respectively under this Agreement are cumulative and are additional to, and not exclusive of, any powers, rights or remedies provided by law or otherwise available to them and in addition:

12.2.1	no waiver shall be effective unless specifically made in writing and signed by a duly authorised officer of the party granting such waiver;

12.2.2
subject to clause 12.2.4 below, neither the single or partial exercise or temporary or partial waiver by the Buyer or the Seller of any right, nor the failure by the Buyer or the Seller to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Buyer or the Seller to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by the Buyer or the Seller of, that or any other right or provision;

12.2.3	all references in clause 12.2.2:

12.2.3.1	to any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to, the Buyer or the Seller; and

12.2.3.2	to any failure to do something shall include any delay in doing it; and

12.2.4
the giving by the Buyer or the Seller of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the Buyer's or the Seller's right to withhold or give consent to the doing of any similar act.

12.3
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e- mail attachment or telecopy shall be an effective mode of delivery. In relation to each counterpart, upon confirmation by or on behalf of a party that such party authorises the attachment of its counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

12.4
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.5
This Agreement is a confidential document between the Seller and the Buyer and shall not be disclosed by either party to third parties other that such party's auditors, shareholders, legal, insurance or other professional advisors, or as required by the listing rules of any stock exchange on which either party is listed or as required by applicable law or by any competent Government Entity or other competent authority) without the prior written consent of the other parties. No party shall give any press release or make any other public disclosure of the existence of this Agreement and the transactions contemplated hereby and thereby without the prior written consent of the other parties.

12.6
Buyer agrees that it shall not, and shall procure that no financier of the Buyer or any party claiming through the Buyer, register any international interest (prospective or otherwise) in the Aircraft pursuant to the Cape Town Convention prior to Delivery. Following Delivery, Seller shall take such steps as are necessary to  de- register any international interest that has previously been registered by the Seller.

13.	NOTICES

13.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

13.2	Addresses

The address or fax number (and the department or officer for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with the name of the Seller or the Buyer at 13.2.1 or 13.2.2 below or any substitute address, fax number or department or officer as the relevant party may notify to the other by not less than five Business Days' notice.

13.2.1	the Seller at:

                        Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee
Address:	260 N. Charles Lindbergh Drive
MAC: U1240-026, Salt Lake City UT, 84116, the United States of America
Facsimile:	801-246-7142
Attention:	Corporate Trust Department

with a copy to:
                    AerCap Ireland Limited
Address:                                   4450 Atlantic Avenue
Facsimile:                                            +353 61 723 850
Attention:            Chief Legal Officer

13.2.2	the Buyer at: AeroCentury Corp.

Address:                                                      1440 Chapin Avenue #310
                          Burlingame, CA 94010
                          the United States of America
Facsimile:                                                    +1-650-696-3929
Attention:           General Counsel

13.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement shall be in writing and will only be effective:

13.3.1	if by way of fax, when received in legible form; or

13.3.2	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 13.2, if addressed to that department or officer.

13.4	Notification of address and fax number

Each party shall notify the other promptly of changing its own address or fax number.

13.5	Electronic communication

13.5.1	Any communication to be made between the Seller and the Buyer under or in connection with this Agreement may be made by electronic mail or other electronic means, if the parties:

13.5.1.1	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

13.5.1.2	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

13.5.1.3	notify each other of any change to their address or any other such information supplied by them.

13.5.2	Any electronic communication made between the Seller and the Buyer will be effective only when actually received in readable form.

13.6	English language

13.6.1	Any notice given under or in connection with this Agreement must be in English.

13.6.2	All other documents provided by the Buyer under or in connection with this Agreement must be:

13.6.2.1	in English; or

13.6.2.2
if not in English, and if so required by the Seller, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

14.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in relation to this Agreement are governed by and shall be construed in accordance with the laws of the state of New York.

15.	ENFORCEMENT

15.1	Jurisdiction

15.1.1
Any court of the state of New York in the County of New York or any Federal court of the United States of America sitting in such County, and the related appellate courts, shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including claims for set-off and counterclaims), including without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement ("Dispute").

15.1.2
The parties agree that the courts identified in clause 15.1.1 are the most appropriate and convenient courts to settle Disputes and accordingly neither party will argue to the contrary, and each party irrevocably submits to the jurisdiction of such courts and waives any objection to the exercise of such jurisdiction.

15.2	WAIVER OF JURY TRIAL

EACH OF SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE SELLER/BUYER RELATIONSHIP BEING ESTABLISHED), INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF SELLER AND BUYER REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law the Buyer and the Seller:

15.3.1	irrevocably appoints:

15.3.1.1	Corporation Service Company with respect to the Buyer; and

15.3.1.2	Corporation Service Company with respect to the Seller,

as its agent for service of process in relation to any proceedings before the courts identified in clause 15.1.1 in connection with this Agreement; and

15.3.2	agrees that failure by a process agent to notify the relevant party of the process will not invalidate the proceedings concerned.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

MSN 15055 Sale and Purchase Agreement

SCHEDULE 1

the Aircraft

Airframe

Manufacturer:                                Bombardier Inc., a Canada corporation Model:CRJ705

Serial Number:                                15055

Engines

Manufacturer:                                General Electric Company, a New York corporation Model:CF34-8C5

Serial Number:                                194345 and 194346

MSN 15055 Sale and Purchase Agreement

SCHEDULE 2

Acceptance Certificate

AeroCentury Corp. ("Buyer") hereby certifies to and for the benefit of Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee under the Trust Agreement ("Seller") that pursuant to the aircraft sale and purchase agreement dated [●] between Buyer and Seller ("Sale Agreement") relating to: (i) one (1) Bombardier CRJ705 aircraft bearing manufacturer's serial number 15055;  (ii)  two (2) General Electric CF34-8C5 engines bearing manufacturer’s serial numbers 194345  and 194346; (iii) all equipment, accessories and Parts belonging to, installed in or appurtenant to such aircraft or engines to the extent that title thereto has been vested in Seller under the Lease; and (iv) the Aircraft Documents to the extent that title thereto has been vested in Seller under the Lease; (all of (i) to (iv) referred to herein as the “Aircraft”):

(a)	it has inspected and found satisfactory the Aircraft for all purposes under the Sale Agreement; and

(b)	it has inspected and found satisfactory all of the Aircraft Documents for all purposes under the Sale Agreement; and

(c)	it has inspected and found satisfactory all information provided to it in connection with its inspection of the Aircraft.

Buyer hereby unconditionally and irrevocably acknowledges that (1) it has accepted the Aircraft in an “AS-IS, WHERE-IS” condition with all faults (whether or not discoverable by inspection), (2) it has no rights or claims whatsoever against Seller in respect of the condition of the Aircraft or the Aircraft Documents or any matter specified above or any of the other matters referred to in Clauses 9 (Disclaimers) and 5.5 (Acceptance) of the Sale Agreement, and (3) the provisions of Clauses 9 (Disclaimers) and 5.5 (Acceptance) of the Sale Agreement are hereby repeated as if set forth herein in full.

As of Delivery the Airframe is located at                                                                                                        ; ESN 194345 is located at; and ESN 194346 is located at

Capitalised terms in this Acceptance Certificate but not otherwise defined herein shall have the same meaning as used in the Sale Agreement.

Date:

SIGNED for and on behalf of AeroCentury Corp.

……………………………………………… By:
Title:

MSN 15055 Sale and Purchase Agreement

SCHEDULE 3

Form of Bill of Sale

BY THIS BILL OF SALE Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee under the Trust Agreement, a national banking association organized under the laws of Utah, the United States of America with its registered office at 260 N. Charles Lindbergh Drive, MAC: U1240-026, Salt Lake City, UT 84116, Utah, the United States of America ("Seller") does hereby, subject to Permitted Liens (as defined below), sell, grant and transfer, in accordance with the terms of an Aircraft Sale  and Purchase Agreement dated [●] ("Sale Agreement") and made between the Seller and AeroCentury Corp., a corporation incorporated under the laws of Delaware, the United States of America with its registered office at 1440 Chapin Avenue #310, Burlingame, CA 94010, California, the United States of America ("Buyer"), all its rights, title and interest in and to the Aircraft specified below to the Buyer for and in consideration of the Purchase Price receipt of which is hereby acknowledged by Seller:

1	one (1) Bombardier CRJ705 aircraft bearing manufacturer's serial number 15055;

2	two (2) General Electric CF34-8C5 engines bearing manufacturer’s serial numbers 194345 and 194346;

3	all equipment, accessories and Parts belonging to, installed in or appurtenant to such aircraft or engines to the extent that title thereto has been vested in Seller under the Lease; and

4	the Aircraft Documents to the extent that title thereto has been vested in Seller under the Lease;

(referred to herein as the “Aircraft”).

Unless otherwise defined herein or the context requires otherwise, terms and expressions defined in the Sale Agreement have the same meanings when used in this Bill of Sale.

The Aircraft is sold AS IS and WHERE IS with all faults; provided, however, that Seller hereby represents and warrants to Buyer, its successors and permitted assigns, that it hereby conveys to Buyer good  and marketable title to the Aircraft, free and clear of all mortgages, liens, claims, charges or encumbrances, leases, security interest and any other encumbrances of any kind or character, except for Permitted Liens. Seller will defend such title forever against all any such claims and demands whatsoever.

As used herein “Pemitted Liens” shall have the meaning as as defined under that certain Aircraft Operating Lease Agreement dated 14 November 2007 between lease Al Waha (Cayman 1) Lease Limited (“Previous Lessor”), as lessor, and Jazz Air LP ("Lessee"), as lessee, as novated by an Aircraft Lease Novation and Amendment Agreement, dated 26 October 2010, between the Previous Lessor, the Lessee, and the Seller as new lessor. and subject to Permitted Liens.

This Bill of Sale is governed by New York law.

IN WITNESS WHEREOF Seller has caused this Bill of Sale to be duly executed at hours (New York time) this day of 2013 whilst the Aircraft was located at .

SIGNED for and on behalf of Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee under the Trust Agreement by its

)
)

)
)
)

Director Director/Secretary

MSN 15055 Sale and Purchase Agreement

SCHEDULE 4

List of Documents and Evidence Part 1

Seller's Conditions

1.	Copies, each certified by an officer of the Buyer to be a true, complete and up-to-date copy, of the constituent documents of the Buyer.

2.	Copies, each certified by an officer of the Buyer to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of the Buyer:

(a)	approving the transactions contemplated by this Agreement; and

(b)	authorising a person or persons to sign and deliver on behalf of the Buyer this Agreement and any notices or other documents to be given pursuant thereto.

3.	Specimen signatures, authenticated by an officer of the Buyer, of each of the authorised signatories referred to in sub-clause 2(b) of this part 1 of schedule 4.

4.	An original copy of the Novation Agreement duly executed by the Buyer and the Lessee.

5.	Evidence of the acceptance of an agent for service of process in New York on behalf of the Buyer in accordance with clause 15.3.1.1.

6.	Evidence that on Delivery each of the conditions precedent to the Novation Agreement shall have been satisfied, deferred or waived.

7.	The insurance certificate and borrowers undertaking referred to in clause 6.1.

MSN 15055 Sale and Purchase Agreement

Part 2 Buyer's Conditions
1.	Copies of the Trust Agreement and constituent documents of the Owner Participant, each certified by its representative to be a true, complete and up-to-date copy.

2.
Copies, each certified by an officer of the Owner Participant to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or other governing body of the Owner Participant:

(a)	approving the transactions contemplated by this Agreement; and

(b)	authorising Owner Participant to direct Seller to sign and deliver this Agreement and any notices or other documents to be given pursuant thereto.

3.	Specimen signatures, authenticated by an officer of the Seller, of each of the authorised signatories referred to in sub-clause 2(b) of this part 2 of schedule 4.

4.	The Novation Agreement duly executed by the Seller and the Lessee.

5.	Evidence that on Delivery each of the conditions precedent to the Novation Agreement shall have been satisfied or waived.

6.	Evidence of acceptance of an agent for service of process in New York on behalf of the Seller in accordance with clause 15.3.1.2.

MSN 15055 Sale and Purchase Agreement

SCHEDULE 5

[Agreed form of Novation Agreement]

MSN 15055 Sale and Purchase Agreement

AIRCRAFT LEASE NOVATION AND AMENDMENT AGREEMENT (MSN 15055)

DATED AS OF NOVEMBER 1, 2013

AMONG

WELLS FARGO BANK NORTHWEST, N.A.,

(not in its individual capacity, but solely as owner trustee) as Existing Lessor

AND

JAZZ AVIATION LP

as Lessee

AND

AEROCENTURY CORP.

as New Lessor

One Bombardier Model CL600 Aircraft Generic Airframe Model CRJ-705 Manufacturer’s Serial No.15055

Canadian Registration Mark C-GPJZ

Execution Version

Novation [MSN 15055]
22456303.9

THIS  AIRCRAFT  LEASE  NOVATION  AND  AMENDMENT  AGREEMENT  (MSN15055)
 is made as of November 1, 2013,

AMONG:

(1)
WELLS FARGO BANK NORTHWEST, N.A., a national association organized under the laws of the United States, having its principal place of business at 260 N. Charles Lindbergh Drive, Salt Lake City, Utah 84116, not in its individual capacity, but solely as owner trustee (“Existing Lessor”);

(2)
JAZZ AVIATION LP (as successor to JAZZ AIR LP), a limited partnership existing under the laws of the Province of Ontario, Canada, by its general partner, Aviation General Partner  Inc., a corporation existing  under the laws of Province of Ontario, Canada, having its principal place of business at 3 Spectacle Lake Drive, Dartmouth,

Nova Scotia B3B 1W8, Canada (“Lessee”); and

(3)	AEROCENTURY CORP., a corporation organized under the laws of Delaware, having its principal place of business at 1440 Chapin Avenue, Burlingame, California 94010 (“New Lessor”).

WHEREAS:

(A)	Existing Lessor is the owner of the Aircraft (as defined below);

(B)	Lessee leases the Aircraft from Existing Lessor, and Existing Lessor leases the Aircraft to Lessee, on the terms and subject to the conditions provided in the Existing Lease (as defined below);

(C)
Pursuant to a notice of assignment dated November 29, 2010 from Jazz Aviation LP and Jazz Air LP (“Original Lessee”) to Existing Lessor, Original Lessee advised that it was assigning and transferring all of its rights in the Aircraft and under the Existing Lease to Jazz Aviation LP and Jazz Aviation LP confirmed and agreed that it was assuming all of the obligations and liabilities of Original Lessee under the Existing Lease (the “Assignment Notice”);

(D)
Existing Lessor has agreed to sell the Aircraft to New Lessor, and New Lessor has agreed to purchase the Aircraft from Existing Lessor, pursuant to an aircraft sale agreement dated November 1, 2013 (the “Purchase Agreement”);

(E)	With effect as provided herein, the Aircraft will be owned by New Lessor;

(F)
The parties have agreed that, with effect as provided herein, New Lessor will assume certain of the rights, liabilities and obligations of Existing Lessor under the Existing Lease Facility and Existing Lessor will be released from certain of its liabilities and obligations under the Existing Lease Facility on the terms and conditions set out herein;

Novation [MSN 15055]
22456303.9

(G)
New Lessor and Lessee wish, with effect as provided herein, to amend and supplement the Existing Lease, and to continue the leasing of the Aircraft from New Lessor to Lessee on the terms and subject to the conditions provided in the Novated Lease (as defined below); and

(H)	The parties have agreed to enter into this Novation Agreement for the purpose of giving effect to the foregoing and to provide for certain matters incidental thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions: In this Novation Agreement, the following capitalized words and expressions have the respective meanings set forth below:

“Aircraft” means the Airframe and the Engines described in Schedule A.

“Aircraft Lease Agreement” means the Aircraft Lease Agreement, dated November 14, 2007, between Al Waha (Cayman 1) Lease Limited (“Original Lessor”), as lessor, and Original Lessee, as assigned, amended and novated by the Aircraft Lease Novation and Amendment Agreement (MSN 15055), dated October 26, 2010, among Original Lessor, Existing Lessor and Original Lessee and by the Assignment Notice, pursuant to which Existing Lessor agreed to lease to Lessee, and Lessee agreed to lease from Existing Lessor, the Aircraft on the terms and conditions contained therein.

“Aircraft Protocol” shall mean The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the official English-language version thereof) as set out in the schedules to the International Interests in Mobile Equipment (aircraft equipment) Act (Canada) and, as applicable, the provincial and territorial implementing legislation in Canada, unless otherwise indicated.

“Airframe” means the Airframe described in Schedule A.

“Airframe Effective Time” means the effective time as set forth in the Effective Time

Acknowledgement delivered pursuant to Section 9.1 below with respect to the Airframe.

“Cape Town Alternative A” means Alternative A under Article XI of the Aircraft Protocol as in effect in Canada from time to time.

“Cape Town Convention” shall mean The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the official English-language version thereof) as set out in the schedules to the International Interests in Mobile Equipment (aircraft equipment) Act (Canada) and, as

Novation [MSN 15055]
22456303.9

the applicable, the provincial and territorial implementing legislation in Canada, unless otherwise indicated.

“Certificate of Acceptance” means the Lease Acceptance Certificate, dated November 14, 2007, in respect of the delivery of the Aircraft by Original Lessor to Original Lessee under the Existing Lease.

“Effective Time” has the meaning given in Section 9.1.

“Effective Time Acknowledgement” has the meaning given in Section 9.1. “Engines” means, collectively, Off-wing Engine No.1 and Off-wing Engine No.2. “Existing Lease” means the Aircraft Lease Agreement.

“Existing Lease Facility” means the Existing Lease together with all security, agreements, assurances, documents and undertakings given in respect thereof or entered into in connection therewith.

“Existing Lender” means Wells Fargo Equipment Finance, Inc.

“Insolvency Proceeding” has the meaning assigned to it in the Cape Town Convention.

“International Interest” has the meaning assigned to it in the Cape Town Convention.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“Novated  Lease”  means  the  Existing  Lease,  as  further  novated,  amended  and supplemented by this Novation Agreement.

“Novated  Lease  Facility”  means  the  Existing  Lease  Facility,  as  further  novated,

amended and supplemented by this Novation Agreement.

“Novation Agreement” means this Aircraft Lease Novation and Amendment Agreement

(MSN 15055).

“Off-wing Engine No.1” means the General Electric Company model CF34-8C5 (generic model CF34-8C5) engine bearing manufacturer’s serial number GE-E194345 which is currently installed on the airframe bearing manufacturer’s serial number 15036, with Lessee’s FIN number 701.

“Off-wing Engine No.1 Effective Time” means the effective time as set forth in the Effective Time Acknowledgement delivered pursuant to Section 9.1 below with respect to Off-wing Engine No.1.

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“Off-wing Engine No.2” means the General Electric Company model CF34-8C5 (generic model CF34-8C5) engine bearing manufacturer’s serial number GE-E194346 which is currently installed on the airframe bearing manufacturer’s serial number 15037, with Lessee’s FIN number 702.

“Off-wing Engine No.2 Effective Time” means the effective time as set forth in the Effective Time Acknowledgement delivered pursuant to Section 9.1 below with respect to Off-wing Engine No.2.

“Prime Rate” means the U.S. “prime rate” as quoted in the Wall Street Journal from time to time during the applicable period.

“Secured Lender” means Union Bank, N.A.

“Security Effective Date” means the date on which New Lessor assigns to Secured Lender, as security, all of its rights, title and interest in, to and under the Novated Lease Facility.

            “Transfer” means the transfer of title of the Aircraft from Existing Lessor to New Lessor pursuant to the Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect in and the Recorder of Deeds of the District of Columbia, or in any other relevant jurisdiction from time to time.

1.2
Interpretation. Unless otherwise defined herein, words and expressions defined in the Aircraft Lease Agreement have the same respective meanings for the purposes of this Novation Agreement. Any reference to a document shall be a reference to that document as it has been amended from time to time prior to or (except where the context otherwise requires) as it may be amended from time to time subsequent to the date hereof. The construction provisions of Sections 1.2 to 1.9 of the Aircraft Lease Agreement shall apply, with any necessary changes, to this Novation Agreement, as if set out in full herein. If there is a conflict between any provision of this Novation Agreement and any provision of another document contemplated by or delivered under or in connection with this Novation Agreement, including without limitation the Novated Lease, the relevant provision of this Novation Agreement is to prevail.

2.	NOVATION

2.1	Releases and Assumptions. Subject to Section 2.6, as of, and with effect from, the Effective Time:

(a)
Without diminishing or releasing the liability of Lessee to perform those of its obligations under the Existing Lease which are expressed to survive a transfer such as the Transfer, Existing Lessor releases Lessee from Lessee’s obligations, duties and liabilities to Existing Lessor under the Existing Lease Facility arising on and after the Effective Time and Existing Lessor agrees that it has no further  rights against Lessee under the Existing Lease Facility arising on and after the Effective Time;

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(b)
Lessee releases Existing Lessor from Existing Lessor’s obligations, duties and liabilities to Lessee under the Existing Lease Facility arising on and after the Effective Time and Lessee agrees that it has no further rights against Existing Lessor under the Existing Lease Facility arising on and after the Effective Time;

(c)
Existing Lessor assigns to New Lessor, and New Lessor agrees to assume, all of the rights, title and interest and obligations, duties and liabilities of Existing Lessor under the Existing Lease Facility arising on and after the Effective Time, and New Lessor agrees to perform all of the obligations, duties and liabilities of the “Lessor” under the Novated Lease Facility arising on and after the Effective Time;

(d)
Lessee consents to and accepts the assignment to and assumption by New Lessor of Existing Lessor’s rights, title and interest and obligations, duties and liabilities under the Existing Lease Facility arising on and after the Effective Time and New Lessor’s agreement to perform all of the obligations, duties and liabilities of the “Lessor” under the Novated Lease Facility arising on and after the Effective Time;

(e)
Lessee agrees that it will not assert against New Lessor or any other Person under the Novated Lease Facility any claim or defence which it may have or have had against Existing Lessor under the Existing Lease Facility attributable to any act, omission, event or circumstance occurring prior to the Effective Time;

(f)
Lessee acknowledges that its obligations, duties and liabilities to the “Lessor” under the Novated Lease Facility arising on and after the Effective Time are to New Lessor and agrees with New Lessor to perform all of the obligations, duties and liabilities of Lessee to the “Lessor” under the Novated Lease and the Novated Lease Facility arising on and after the Effective Time; provided, however, that the parties confirm that Section 25.2(a) of the Novated Lease shall apply in accordance with its terms. For greater certainty, the parties acknowledge and confirm that Lessee will not be liable for any increased cost or additional amount including Taxes or incur any additional obligations or risk which it would not have been otherwise liable for or would not have incurred under the Existing Lease Facility had the Transfer and/or the novation of the Existing Lease Facility by Existing Lessor in favour of New Lessor and/or the execution of any documents relating thereto not occurred (except for naming New Lessor on its insurances or including New Lessor as an Indemnitee under the Novated Lease);

(g)
Without prejudice to the rights of New Lessor or Lessee on or after the Effective Time under the Novated Lease, Lessee and Existing Lessor agree that Existing Lessor and Lessee shall have the same obligations, rights and remedies againsteach other as each would have had under the Existing Lease pursuant to this Section 2.1(g) in respect of any losses, liabilities or claims suffered or incurred by or brought against or payments due to each other, including without limitation those based on or arising out of the indemnities given by Lessee under Section 16 (General Tax Indemnity) and Section 17 (Indemnities) of the Existing Lease, in respect of or attributable to, including as a result of any Taxes incurred during or attributable to, the period of the Term prior to the Effective Time as if Existing Lessor had remained “Lessor” under the Existing Lease, and New Lessor shall not be responsible to Lessee in respect of any such losses, liabilities or claims during such period, nor shall Lessee exercise any set-off or counterclaim in respect of any such losses, liabilities or claims against New Lessor during such period. For the avoidance of doubt the obligations of “Lessor” under the Aircraft Lease Agreement: (i) on and after the Effective Time shall be the responsibility of New Lessor and Existing Lessor shall have no responsibility in respect thereof or liability thereunder and (ii) prior to the Effective Time shall be the responsibility of Existing Lessor and New Lessor shall have no responsibility in respect thereof or liability thereunder; and

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(h)	The parties acknowledge and confirm that:

(i)
the Transfer and/or the novation of the Existing Lease Facility by Existing Lessor in favour of New Lessor and/or the execution of any documents relating thereto will not impair Lessee’s quiet enjoyment of the Aircraft unless an Event of Default has occurred and is continuing; and

(ii)
nothwithstanding the closing of the Transfer and/or the novation of the Existing Lease Facility, until such time as the return, in exchange for the issuance of the Replacement Letter of Credit (as defined below), of the existing Security Deposit Letter of Credit provided to Existing Lessor by Lessee, the existing Security Deposit Letter of Credit will be held in trust by Existing Lessor for New Lessor and New Lessor will be entitled to all the benefits thereunder effective as of the Effective Time.

Each of the events and agreements referred to in paragraphs (a) to (h) above is conditional upon the happening of the others and all of the foregoing events shall occur simultaneously.

2.2	Effect on Lease. Subject to Section 2.6, Existing Lessor, New Lessor and Lessee accordingly agree that, as of and with effect from the Effective Time:

(a)	the Existing Lease shall be novated and constitute an agreement between New Lessor, as lessor, and Lessee, as lessee, on the terms and conditions of the Novated Lease; and

(b)	the leasing of the Airframe, Off-wing Engine No.1 and Off-wing Engine No.2 by Existing Lessor to Lessee terminates, and Lessee accepts the delivery and the leasing thereof from New Lessor.

2.3
Delivery of Aircraft. Lessee acknowledges that the Aircraft was delivered by Original Lessor to Original Lessee on 14 November 2007, that Lessee is in possession of the Aircraft pursuant to such delivery and that New Lessor may rely on the Certificate of Acceptance issued by Original Lessee to Original Lessor as though it had been issued to New Lessor; and it is acknowledged by all parties hereto that no further physical delivery of the Aircraft by New Lessor is required or contemplated as a result of this Novation Agreement or the Novated Lease.

2.4
Transaction Taxes and Charges Indemnity. Notwithstanding any other provisions of the Existing Lease Facility or the Novated Lease Facility, each of Existing Lessor and New Lessor acknowledges that Lessee shall have no obligation with respect to payments of any stamp duties, taxes or other charges or assessments whatsoever (including penalties and interest relating thereto) incurred by any party as a result of the Transfer and/or the novation of the Existing Lease Facility by Existing Lessor in favour of New Lessor and/or the financing of the Aircraft by New Lessor or the granting of any security interest or the assignment of the Lease in connection therewith and/or the execution of any documents relating thereto. New Lessor agrees to indemnify and hold harmless Lessee on an after tax basis with respect to any stamp duties, taxes or other charges or assessments whatsoever (including penalties and interest relating thereto) levied, imposed or made in any jurisdiction on or against Lessee, any document or the Aircraft as a result of the Transfer and/or the novation of the Existing Lease Facility by Existing Lessor in favour of New Lessor and/or the financing of the Aircraft by New Lessor or the granting of any security interest or the assignment of the Lease in connection therewith and/or any re-importation of the Aircraft (including the Airframe or either Engine) into Canada following the effectiveness of such transactions.

Notwithstanding the foregoing, if Lessee is otherwise obliged by applicable law to pay an amount on account of goods and services tax and/or harmonized sales tax as a result of the matters referenced in this Section 2.4, then:

(a)	Lessee shall pay such amount directly to the applicable tax authority or applicable Government Body;

(b)
Lessee shall take all reasonable steps and use commercially reasonable efforts to obtain or recover a refund, rebate or input tax credit of such tax paid to the applicable taxation authority or applicable Governmental Body at the earliest possible time;

(c)
New Lessor agrees to indemnify and hold harmless Lessee on an after tax basis with respect to any interest incurred, payable or foregone by Lessee as a result of having to pay such tax in respect of any such transactions prior to such amounts

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being refunded, rebated or input tax credit allowed (as herein set out) by the applicable taxation authority or applicable Governmental Body at the Prime Rate plus one percent (1%) per annum based on the number of days from the date such tax is paid by Lessee to the earlier of (i) the date of any such refund, rebate or input tax credit being allowed and (ii) the day on which New Lessor pays Lessee as required by Section 2.4(d) below; and

(d)
in the event that Lessee takes the steps referenced in Section 2.4(b) above but fails to obtain the full amount of the refund, rebate or input tax credit within sixty (60) days from the date of application therefor, New Lessor agrees to indemnify and hold harmless Lessee on an after tax basis with respect to any such tax paid to the extent of such deficiency; provided that if an amount is paid by New Lessor to Lessee pursuant to this Section 2.4(d) and Lessee subsequently obtains or recovers a refund, rebate or input tax credit in respect of such tax, Lessee shall promptly pay the net amount of such refund, rebate or input tax credit to New Lessor up to the amount of the indemnification paid hereunder by New Lessor, plus the net after tax amount of any interest paid by the tax authority on such refund, rebate or input tax credit and, unless Lessee pays such amounts to New Lessor within ten (10) days of receipt, interest at the rate in Section 2.4(c) above on such amount from the date the refund, rebate or input tax credit is received by Lessee until paid to New Lessor.

If Lessee requires New Lessor to make a payment under this Section 2.4, Lessee shall provide New Lessor with a proper invoice for any amount claimed setting forth in reasonable detail the basis for such amount. If Lessee is required to make a payment to New Lessor under this Section 2.4, Lessee shall provide New Lessor with a proper calculation of such amount setting forth in reasonable detail the basis for such amount.

Notwithstanding the foregoing, neither Existing Lessor nor New Lessor shall be required to indemnify Lessee for, or otherwise have any liability for, (i) taxes or other amounts as may arise due to Lessee’s gross negligence or willful misconduct; and (ii) any taxes imposed on the overall income, profits or gains of Lessee except for taxes, if any, that are not the obligation of Lessee pursuant to Section 25.2(a) of the Novated Lease.

2.5
Rent. Existing Lessor and Lessee agree that New Lessor shall be entitled to receive and retain all amounts payable, paid or received from the Effective Time  in respect of obligations under the Existing Lease (including without limitation the Basic Rent and (if any) the Supplemental Rent and any other amounts that originally became due prior to the Effective Time) and Existing Lessor hereby instructs Lessee and Lessee undertakes to make any and all such payments directly to New Lessor. Lessee agrees to use commercially reasonable efforts to make the first payment of Basic Rent due after the Effective Time to New Lessor; provided, however, that if such payment is in fact made to Existing Lessor, then Existing Lessor shall remit same to New Lessor and Lessee shall be under no further obligation in respect thereof.

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2.6
Effective Time. In the event that the parties are unable to ensure that the Airframe and each Engine are located simultaneously at locations acceptable to Lessee, Existing Lessor and New Lessor at the Effective Time, the parties agree that delivery of the Airframe, Off-wing Engine No.1 and Off-wing Engine No.2 may occur separately, subject to the following terms and conditions. The parties hereto acknowledge that each of Off-wing Engine No.1 and Off-wing Engine No.2 is on ground and/or installed on an airframe other than the Airframe and that (i) the effective time of the novation transactions contemplated herein with respect to Off-wing Engine No.1 will occur at the Off-wing Engine No.1 Effective Time, (ii) the effective time of the novation transactions contemplated herein with respect to Off-wing Engine No.2 will occur at the of Off-wing Engine No.2 Effective Time, and (iii) the effective time of the novation transactions contemplated herein with respect to the Airframe will occur at the Airframe Effective Time (any of which may or may not be the Effective Time). As a result, and notwithstanding Sections 2.1 and 2.2 above, the parties hereto agree that:

(a)
The effective time of the novation transactions contemplated herein with respect to the Airframe shall occur at the Airframe Effective Time as set forth in the Effective Time Acknowledgement delivered pursuant to Section 9.1 below with respect to the Airframe;

(b)
The effective time of the novation transactions contemplated herein with respect to Off-wing Engine No.1 shall occur at the Off-wing Engine No.1 Effective Time as set forth in the Effective Time Acknowledgement delivered pursuant to Section

9.1 below with respect to Off-wing Engine No.1;

(c)
The effective time of the novation transactions contemplated herein with respect to Off-wing Engine No.2 shall occur at the Off-wing Engine No.2 Effective Time as set forth in the Effective Time Acknowledgement delivered pursuant to Section

9.1 below with respect to Off-wing Engine No.2;

(d)	The Airframe shall remain subject to the Existing Lease until the Airframe Effective Time, after which it shall be subject to the Novated Lease;

(e)	Off-wing Engine No.1 shall remain subject to the Existing Lease until the occurrence of the Off-wing Engine No.1 Effective Time, after which it shall be subject to the Novated Lease;

(f)	Off-wing Engine No.2 shall remain subject to the Existing Lease until the occurrence of the Off-wing Engine No.2 Effective Time, after which it shall be subject to the Novated Lease; and

(g)
Prior to effecting the transactions in sub-paragraphs (a), (b) and (c), above, Existing Lessor and New Lessor shall be reasonably satisfied that each of the transactions will be likely to close within one (1) week of each other, based upon Lessee’s anticipated flight schedules and when the Aircraft and Engines are in a jurisdiction acceptable to Lessee, New Lessor and Existing Lessor.

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The parties acknowledge and agree that in order to give effect to this Section 2.6, if necessary:

(a)	Basic Rent shall be paid by Lessee to New Lessor in accordance with Section 2.5 and, as between Existing Lessor and New Lessor, shall be apportioned as agreed;

(b)	the Insurances will be adjusted as necessary;

(c)	the parties, acting reasonably, shall agree on such other applications of the terms of the Existing Lease as are necessary to give effect to such Section; and

(d)	Sections 2.1, 2.2, 2.5, 2.6 and Schedule B shall be read so that references to “Effective Time” mean:

(i)	in respect of the Airframe, the Airframe Effective Time;

(ii)	in respect of Off-wing Engine No.1, the Off-wing Engine No.1 Effective Time; and

(iii)	in respect of Off-wing Engine No.2, the Off-wing Engine No.2 Effective Time.

3.	AMENDMENTS

Subject to Section 2.6, as of, and with effect from, the Effective Time, the Existing Lease shall be amended as provided in Schedule B.

4.	[RESERVED]

5.	CONDITIONS PRECEDENT

5.1	Existing Lessor Conditions Precedent. At or before the Effective Time, Existing Lessor (or its designee) will have received the following in form and substance satisfactory to Existing Lessor:

(a)
Opinions: an opinion of Bennett Jones LLP addressed to Existing Lessor, New Lessor, Secured Lender and such other parties reasonably requested by either Existing Lessor or New Lessor, to the effect that this Novation Agreement has been duly authorized, executed and delivered by Lessee and is enforceable against Lessee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity, in each case, in form and substance reasonably acceptable to Existing Lessor and New Lessor;

(b)
Corporate Certificate: a corporate certificate from Lessee, attaching a certified copy of the limited partnership agreement (or equivalent document) and constitutional documents of Lessee and confirming that its representations and warranties in this Novation Agreement are true and correct;

(c)
Lessee Incumbency Certificate: an incumbency certificate or power of attorney or equivalent corporate authority, as the case may be, of Lessee naming the person or persons authorized to execute this Novation Agreement and the documents delivered in connection herewith;

(d)
New Lessor Incumbency Certificate: an incumbency certificate or power of attorney or equivalent authority, as the case may be, of New Lessor naming the person or persons authorized to execute this Novation Agreement and the documents delivered in connection herewith;

(e)
Guarantee Release: a release and discharge granted in favour of Al Waha Capital PJSC (the “Existing Guarantor”) in respect of Existing Guarantor’s obligations under a guarantee granted in favour of Lessee in relation to Existing Lessor’s obligation under the Existing Lease;

(f)
Delivery Certificate: one or more delivery certificates of a flight dispatcher of Lessee specifying the actual location (being a location acceptable to Lessee, Existing Lessor and New Lessor) of the Airframe and Engines as at the applicable effective time; and

(g)
Insurance: certificates of insurance, broker’s undertakings and a broker’s opinion letter regarding aviation war risk liability in compliance with the provisions of Section 18 of the Novated Lease or, if not in compliance with such provisions, acceptable to Existing Lessor, acting reasonably, with effect on and after the Effective Time, provided that if original certificates and undertakings are not available at or before the Effective Time, Lessee may deliver copies or faxes thereof to Existing Lessor and New Lessor and if such copies or faxes are delivered to Existing Lessor and New Lessor, Lessee shall forward original certificates and undertakings as soon as is reasonably practicable after the Effective Time.

5.2
Waiver or Deferral of Existing Lessor Conditions Precedent. The conditions precedent specified in Section 5.1 have been inserted for the benefit of Existing Lessor and may be waived or deferred, in writing in whole or in part and with or without conditions, by Existing Lessor, without prejudicing Existing Lessor’s right to receive fulfillment of such conditions, in whole or in part at any time thereafter.

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5.3	New Lessor Conditions Precedent. At or before the Effective Time, New Lessor (or its designee) will have received the following in form and substance satisfactory to New Lessor:

(a)
Opinions: an opinion of Bennett Jones LLP addressed to Existing Lessor, New Lessor, Secured Lender and such other parties reasonably requested by either Existing Lessor or New Lessor, to the effect that this Novation Agreement has been duly authorized, executed and delivered by Lessee and is enforceable against Lessee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity, in each case, in form and substance reasonably acceptable to Existing Lessor and New Lessor;

(b)
Corporate Certificate: a corporate certificate from Lessee, attaching a certified copy of the limited partnership agreement (or equivalent document) and constitutional documents of Lessee and confirming that its representations and warranties in this Novation Agreement are true and correct;

(c)
Lessee Incumbency Certificate: an incumbency certificate or power of attorney or equivalent corporate authority, as the case may be, of Lessee naming the person or persons authorized to execute this Novation Agreement and the documents delivered in connection herewith;

(d)
Bill of Sale, Short Form and TCA Notice: a copy of the aircraft bill of sale issued by Existing Lessor to New Lessor in respect of the Aircraft (the “Bill of Sale”) and a duly executed short form lease novation agreement among Existing Lessor, New Lessor and Lessee substantially in the form of Schedule E (the “Short Form”) for registration with TCA with a notice to TCA of the changed basis for Lessee’s legal custody and control of the Aircraft substantially in the form of Schedule F (the “TCA Notice”) (in the event of a conflict between this Novation Agreement and the Short Form, this Novation Agreement shall prevail);

(e)
Insurance: certificates of insurance, broker’s undertakings and a broker’s opinion letter regarding aviation war risk liability in compliance with the provisions of Section 18 of the Novated Lease, with effect on and after the Effective Time, provided that if original certificates and undertakings are not available at or before the Effective Time, Lessee may deliver copies or faxes thereof to New Lessor and Existing Lessor and if such copies or faxes are delivered to New Lessor and Existing Lessor, Lessee shall forward original certificates and undertaking as soon as is reasonably practicable after the Effective Time; and:

(i)
New Lessor, Existing Lessor, New Lender, if any, and the Indemnitees (as defined in the Novated  Lease) being named as additional insureds in respect of all liability insurances, warranted each as to itself no operational interest; and

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(ii)
New Lessor, Existing Lessor and New Lender, if any, being named as an additional insured and New Lessor being named as sole loss payee (or such other party as may be directed by New Lessor), except as may be provided in the Novated Lease, in respect of the hull and war risks insurances, warranted no operational interest;

(f)	IDERA: an irrevocable de-registration and export request authorisation by Lessee in favour of New Lessor and its delegates substantially in the form of Schedule H (the “IDERA”);

(g)
Notice and Acknowledgment: a notice and acknowledgment among New Lessor, Secured Lender and Lessee acknowledging, among other things: (i) the assignment of the Novated Lease by New Lessor in favour of Secured Lender; and (ii) confirming the quiet enjoyment, possession and use of the Aircraft by the Lessee;

(h)	Aviation Documents:

(i)	a copy of the current and valid Certificate of Airworthiness in the public transport (passenger) category issued by TCA with respect to the Aircraft; and

(ii)	a copy of the current and valid Certificate of Registration (Commercial) for the Aircraft issued by TCA;

(i)
Delivery Certificate: one or more delivery certificates of a flight dispatcher of Lessee specifying the actual location (being a location acceptable to Lessee, Existing Lessor and New Lessor) of the Airframe and Engines as at the applicable effective time;

(j)
Air Traffic Control Authority Letter: a Lessee’s Aviation Charges Letter from Lessee substantially in the form of Schedule G addressed to NAV CANADA and any other relevant airport or air navigation authorities authorizing New Lessor to request a statement of account of any sums due by Lessee to NAV CANADA and any other such airport or air navigation authority, if applicable, in respect of all aircraft operated by Lessee;

(k)
Security Deposit Letter of Credit. a replacement for the Security Deposit Letter of Credit, which shall be either a newly issued or amended letter of credit, in favor of New Lessor, in form and substance satisfactory to New Lessor (referred to herein as the “Replacement Letter of Credit”);

(l)	[Reserved];

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(m)
International Registry Filings: Existing Lessor, New Lessor and Lessee shall have granted consent to New Lessor to cause filings to be made in relation to the Bill of Sale and Novated Lease (as applicable) pursuant to the International Registry; and

(n)	Originally Signed Lease Documents: one fully executed original counterpart signed set of each of the documents constituting the Aircraft Lease Agreement.

5.4
Waiver or Deferral of New Lessor Conditions Precedent. The conditions precedent specified in Section 5.3 have been inserted for the benefit of New Lessor and may be waived or deferred, in writing in whole or in part and with or without conditions, by New Lessor, without prejudicing New Lessor’s right to receive fulfillment of such conditions, in whole or in part at any time thereafter.

5.5	Lessee Conditions Precedent. At or before the Effective Time, Lessee will have received the following in form and substance satisfactory to Lessee:

(a)	Constitutional Documents: a certified copy of the constitutional documents of New Lessor;

(b)
Delivery Certificate: one or more delivery certificates of a flight dispatcher of Lessee specifying the actual location (being a location acceptable to Lessee, Existing Lessor and New Lessor) of the Airframe and Engines as at the applicable effective time;

(c)	TCA Filings: a copy of the Bill of Sale and the duly executed Short Form for filing with TCA;

(d)
Existing Security Deposit Letter of Credit: the return, in exchange for the issuance of the Replacement Letter of Credit, of the existing Security Deposit Letter of Credit provided to Existing Lessor by Lessee;

(e)	Existing Power of Attorney: the termination of the irrevocable Deregistration Power of Attorney held by Existing Lessor in respect of the lease of the Aircraft by Existing Lessor to Lessee;

(f)	Net Worth: evidence that New Lessor has a tangible net worth of at least US$25,000,000;

(g)	Existing Notice and Acknowledgment: a termination of the notice and acknowledgment dated June 6, 2013 among Existing Lender, Existing Lessor and Lessee;

(h)
Notice and Acknowledgment: a notice and acknowledgment among New Lessor, Secured Lender and Lessee acknowledging, among other things: (i) the assignment of the Novated Lease by New Lessor in favour of Secured Lender; and (ii) confirming the quiet enjoyment, possession and use of the Aircraft by the Lessee;

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(i)
New Lessor and Existing Lessor Opinions: (i) an opinion of the internal General Counsel of New Lessor, or such other counsel reasonably satisfactory to Lessee, to the effect that this Novation Agreement has been duly authorized, executed and delivered by New Lessor, and (ii) an opinion of Blake, Cassels & Graydon LLP, counsel to Existing Lessor and special counsel to New Lessor, to the effect that this Novation Agreement is enforceable against New Lessor and Existing Lessor, as applicable, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity, in each case, in form and substance reasonably acceptable to Lessee;

(j)
Existing Air Traffic Control Authority Letter: the termination of the  Air Traffic Control Authority Letter issued by Lessee in connection with the Aircraft Lease Novation Agreement dated October 26, 2010; and

(k)	Existing IDERA: the termination of the existing IDERA by Lessee in favour of Existing Lender.

5.6
Waiver or Deferral of Lessee Conditions Precedent. The conditions precedent specified in Section 5.5 have been inserted for the benefit of Lessee and may be waived or deferred, in writing in whole or in part and with or without conditions, by Lessee, without prejudicing Lessee’s right to receive fulfillment of such conditions, in whole or in part at any time thereafter.

6.	UNDERTAKINGS

6.1	Lessee Undertakings. Lessee undertakes to procure the receipt by New Lessor or Existing Lessor, as applicable, of the following:

(a)
(i) as soon as practicable, and in no event later than 15 Business Days after the effectiveness of all transactions hereunder, a certificate of Lessee confirming that it has sent to TCA for filing the TCA Notice together with a copy of the Bill of Sale and Short Form and (ii) as soon as practicable, an original IDERA duly signed and stamped by TCA; and

(b)
as soon as practicable, and in no event later than 30 Business Days after the effectiveness of all transactions hereunder, evidence satisfactory to New Lessor that the registrations made in respect of (i) the Existing Lease pursuant to the Ontario and Nova Scotia Personal Property Security Act (collectively, the “PPSA”) have been amended to substitute New Lessor as the lessor thereunder and (ii) the Novated Lease pursuant to the International Registry.

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6.2
Fireproof Plates. Lessee undertakes to remove the existing identification plates for the Aircraft and the Engines and to have replacement fireproof plates (bearing the inscription set forth in paragraph 1(o) of Schedule B) affixed to the Aircraft and the Engines in the manner described in Section 13.7 of the Novated Lease as soon as practicable after the effectiveness of all transactions hereunder.

6.3
Authorization. Lessee hereby requests and authorizes counsel to Existing Lessor and New Lessor (and/or its nominated agents or advisors) to prepare, execute and register pursuant to the PPSA and the International Registry such forms and documents as may be necessary or advisable to amend existing registrations and/or effect new registrations to reflect the ownership and leasing structure set forth in the Novated Lease in respect of the Aircraft. By this Section 6.3, Lessee shall have discharged its obligations to file the registrations pursuant to the PPSA and the International Registry in Section 6.1(b).

6.4
Liability Insurance. Without prejudice  to Lessee’s obligations under  the  Novated Lease, Lessee undertakes in favour of each Indemnitee (as defined in the Existing Lease prior to its amendment hereunder and including for the avoidance of doubt Existing Lessor) that for a period of two (2) years following the Effective Time, each Indemnitee will be named as additional insureds on Lessee’s liability insurances on the terms as are required pursuant to the Existing Lease.

6.5
Effective Time. Lessee undertakes to use its reasonable commercial efforts to cause the Airframe Effective Time, Off-wing Engine No.1 Effective Time and Off-wing Engine No.2 Effective Time to occur, in each case, on or before February 28, 2014, or such later date as New Lessor may advise Lessee.

6.6	Security Deposit Letter of Credit. Lessee and Existing Lessor shall notify New Lessor of any change in the Security Deposit Letter of Credit prior to the Effective Time.

6.7
UCC Filings. Existing Lessor undertakes to discharge or terminate all filings at the UCC in favour of Existing Lessor or Existing Lender in respect of the Aircraft as soon as practicable, and in any event, not later than 30 Business Days after the effectiveness of all transactions hereunder.

7.	INSURANCE

The insurance required under the Novated Lease shall, to the extent required by the Novated Lease, expressly name the Indemnitees (as defined in the Novated Lease) to take into account the novation and shall otherwise comply with the terms and conditions of the Novated Lease.

8.	REPRESENTATIONS AND WARRANTIES

8.1	Lessee Representations and Warranties to New Lessor and Existing Lessor. Lessee hereby represents and warrants to New Lessor and Existing Lessor that as of the date of this Novation Agreement:

(a)
Lessee is a limited partnership validly existing under the laws of the Province of Ontario, Canada and its general partner, Aviation General Partner Inc., is a corporation validly existing under the laws of Province of Ontario, Canada.

(b)
Lessee has the necessary power and authority to enter into and perform this Novation Agreement, this Novation Agreement has been duly authorized by all necessary action on the part of Lessee and neither the execution and delivery hereof nor the transactions contemplated hereby nor compliance by Lessee with any terms and provisions hereof will require any partner approval by Lessee’s general partner, contravene any Applicable Law with respect to Lessee or result in any breach of, or constitute any default under, any agreement or instrument to which Lessee is a party or by which Lessee or its assets may be bound or affected.

(c)
This Novation Agreement has been duly entered into and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee enforceable in accordance with its terms, except insofar as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting the rights of creditors generally and by general principles of equity and except for any other limitations or qualifications customarily set out in legal opinions of recognized and reputable counsel in the relevant jurisdiction with respect to the enforceability of agreements of  this nature.

(d)	Existing Lessor is not in breach of the Existing Lease Facility.

8.2	[Intentionally Omitted]

8.3	New Lessor Representations and Warranties to Lessee. New Lessor hereby represents and warrants to Lessee that as of the date of this Novation Agreement:

(a)	New Lessor is a corporation incorporated and validly existing under the laws of Delaware.

(b)
Execution and delivery and performance of this Novation Agreement and the Novated Lease do not contravene or breach (i) any Applicable Law with respect to New Lessor; (ii) the constitutional documents of New Lessor; or (iii) any agreement or instrument to which New Lessor is a party or by which New Lessor or its assets may be bound or affected.

(c)
It has the power and authority to execute and deliver this Novation Agreement and to perform this Novation Agreement and the Novated Lease and this Novation Agreement has been duly authorized, executed and delivered by New Lessor.

(d)
Each of this Novation Agreement and the Novated Lease constitutes the legal, valid and binding obligation of New Lessor, enforceable against New Lessor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Law affecting the rights of creditors generally and by general principles of equity and except for any other limitations or qualifications customarily set out in legal opinions of recognized and reputable counsel in the relevant jurisdiction with respect to the enforceability of agreements of this nature.

(e)
All authorizations, consents, registrations and notifications required under the governing Applicable Law of the Novated Lease or the laws of the State of Delaware, and the United States of America applicable therein, in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Novation Agreement and the Novated Lease by New Lessor have been obtained or effected (as appropriate) and are in full force and effect.

(f)	(i)New Lessor is subject to civil commercial Applicable Law with respect to its obligations under this Novation Agreement and the Novated Lease; and

(ii) Neither New Lessor nor any of its assets is entitled  to  any right  of immunity and the entry into and performance of this Novation Agreement and the Novated Lease by New Lessor constitute private and commercial acts.

(g)	New Lessor is not involved in any litigation or other dispute which would materially adversely affect its ability to perform its obligations under this Novation Agreement and the Novated Lease.

(h)	The affairs of New Lessor are not managed or administered in Canada and New Lessor does not maintain any physical premises or have any employees in Canada.

(i)
New Lessor has not taken any steps to cause itself to be registered, and it does not have any notice of its registration by any Governmental Body, in each case under subdivision d of Division V of Part IX of the Excise Tax Act (Canada) or any similar Applicable Law of a province or territory of Canada. Should New Lessor register itself or receive notice of its registration, it shall so notify  Lessee. Nothing herein shall preclude New Lessor from becoming a registrant at any time in the future. Any change in New Lessor’s status as a registrant shall not reduce or otherwise modify the indemnity obligations of Lessee contained in the Novated Lease.

(j)	New Lessor is not a Person which is an airline or air-travel tour operator or Affiliate thereof, in each case which is a direct competitor of Lessee or an Affiliate of Lessee.

Novation [MSN 15055]
22456303.9

(k)	New Lessor is a reputable entity having experience with leasing commercial aircraft to major international air carriers.

(l)	New Lessor has a tangible net worth of a least US$25,000,000.

8.4	Existing Lessor Representations and Warranties to Lessee and New Lessor. Existing Lessor hereby represents and warrants to Lessee and New Lessor that as of the date of this Novation Agreement:

(a)	Existing Lessor is a national banking association organized and validly existing under the laws of the United States of America.

(b)
Existing Lessor has the corporate power and authority to enter into and perform this Novation Agreement, this Novation Agreement has been duly authorized by all necessary corporate action on the part of Existing Lessor and neither the execution and delivery hereof nor the transactions contemplated hereby nor compliance by Existing Lessor with any terms and provisions hereof will contravene any Applicable Law with respect to Existing Lessor or result in any breach of, or constitute any default under, any agreement or instrument to which Existing Lessor is a party or by which Existing Lessor or its assets may be bound or affected.

(c)
This Novation Agreement has been duly entered into and delivered by Existing Lessor and constitutes the legal, valid and binding obligation of Existing Lessor enforceable in accordance with its terms, except insofar as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting the rights of creditors generally and by general principles of equity and except for any other limitations or qualifications customarily set out in legal opinions of recognized and reputable counsel in the relevant jurisdiction with respect to the enforceability of agreements of  this nature.

(d)	No claims or disputes exist between Existing Lessor and Lessee under or in respect of the Existing Lease.

9.	EFFECTIVE TIME

9.1
Effective Time Notice. Provided that no notice has been served by Existing Lessor and New Lessor pursuant to Section 9.2 prior to an Effective Time Acknowledgement being entered into with respect to the Airframe pursuant to this Section 9.1, this Novation Agreement shall become effective at a time (the “Effective Time”) which shall be agreed by all the parties hereto by reference to the date and time at which the transfer of the Airframe to New Lessor is completed to the satisfaction of Existing Lessor and New Lessor and the novation of the Existing Lease and the transactions contemplated herein with respect to the Airframe are completed to the satisfaction of each of the parties and shall be acknowledged by all parties by execution of an Effective Time Acknowledgement with respect to the Airframe in the form set out in Schedule D (the “Effective Time Acknowledgement”). The Effective Time Acknowledgement will be released to the parties with respect to (a) the Airframe when the effective time in respect of the Airframe occurs, (b) Off-wing Engine No.1 when the effective time in respect of Off-wing Engine No.1 occurs, and (c) Off-wing Engine No.2 when the effective time in respect of Off-wing Engine No.2 occurs.

Novation [MSN 15055]
22456303.9

9.2
Termination. At any time before the Effective Time Acknowledgement  has  been entered into with respect to the Airframe, Existing Lessor and New Lessor may serve notice on Lessee that this Novation Agreement is to be cancelled and not have any effect and upon service of such notice this Novation Agreement (other than Section 12) shall terminate and be of no effect.

10.	CAPE TOWN CONVENTION

10.1
New International Interest. New Lessor and Lessee agree that, as of the Effective Time, the Novated Lease creates a new international interest in respect of the Airframe and each Engine and that New Lessor shall be entitled to the benefits of Cape Town Alternative A and all other remedies under the Cape Town Convention with respect to the right to take possession of the Aircraft, Airframe and Engines in the event of an Insolvency Proceeding in which Lessee is a debtor.

10.2
Further Assurances. Lessee agrees for the benefit of New Lessor that Lessee shall from time to time, do or cause to be done any and all acts and things which may be required to ensure that the International Interests created by the Novated Lease are fully and effectively registered at the International Registry.

11.	MISCELLANEOUS

11.1
Continuing Effect. Save as provided for herein, the Novated Lease Facility and all provisions thereof shall continue in full force and effect as the legal, valid and binding rights and obligations of each of New Lessor, Existing Lessor and Lessee, and their respective permitted successors and assigns, enforceable in accordance with their respective terms. All representations, warranties and agreements contained in and by the parties to this Novation Agreement shall continue in full force and effect after the Effective Time.

11.2
Governing Law and Jurisdiction. The provisions of Section 27 (Governing Law and Jurisdiction) of the Novated Lease shall apply to this Novation Agreement, mutatis mutandis, as if the same were set out in full herein. This Section 11.2 is governed by and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.3	Notices. Every notice, request, demand or other communication under this Novation Agreement shall be given in accordance with Section 25 (Notices) of the Aircraft Lease Agreement.

The addresses and fax and telephone numbers of the parties are as follows:

Existing Lessor:Wells Fargo Bank Northwest, N.A., as owner trustee

260 N. Charles Lindbergh Drive Salt Lake City, UT 84116
Attention:Corporate Trust Legal Department Fax:(801) 246-7142
Telephone:(801) 246-6000

With a copy to:AerCap Group Services, Inc.
100 NE 3rd Avenue Suite 800

Fort Lauderdale, FL 33301 Attention:Legal Department Fax:(954) 760-7716
Telephone:(954) 760-7777

With a copy to:Blake, Cassels & Graydon LLP

199 Bay Street

Suite 4000, Commerce Court West Toronto, Ontario M5L 1A9

Attention:Donald G. Gray Fax:(416) 863-2653
Telephone:(416) 863-2750

New Lessor:AeroCentury Corp.

1440 Chapin Avenue

Burlingame, CA 94010 Attention: President Fax: +1-650-696-3929
Telephone: +1-650-340-1888

Lessee:Jazz Aviation LP

3 Spectacle Lake Drive

Dartmouth, Nova Scotia  B3B 1W8 Attention: Chief Financial Officer Fax: (902) 873-2098

With a copy to:

Novation [MSN 15055]
22456303.9

Jazz Aviation LP

3 Spectacle Lake Drive

Dartmouth, Nova Scotia  B3B 1W8

Attention: General Counsel and Corporate Secretary Fax:(902) 873-2098

11.4
Counterparts. This Novation Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

11.5
Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Applicable Law or reasonably requested by any other party to carry out and effect the intent and purpose of this Novation Agreement.

11.6
Amendment. This Novation Agreement may not be amended or modified except by a written agreement signed by Existing Lessor, New Lessor and Lessee; provided, that New Lessor and Lessee shall be entitled to amend, modify or vary the terms of the Novated Lease upon their mutual agreement after the Effective Time without reference to Existing Lessor.

11.7
Entire Agreement. The Novated Lease Facility and this Novation Agreement constitute the sole and entire agreement between Lessee and New Lessor in relation to the leasing of the Aircraft, and supersede all previous agreements between Lessee and New Lessor in relation to the leasing of the Aircraft.

12.	COSTS AND EXPENSES

12.1
Lessee’s Costs and Expenses. Whether or not the transactions contemplated by this Novation Agreement are consummated, each of Existing Lessor and New Lessor will pay for its own and Lessee’s third-party out-of-pocket costs and expenses (including legal fees) incurred in connection with reviewing, negotiating, executing and delivering this Novation Agreement and the other documents in connection with the consummation of the Transfer. With respect to the novation of Existing Lease only, each of Existing Lessor and New Lessor agrees that Lessee will bear no expense with respect to the registration or filing of any notice with respect to the Transfer, the novation of Existing Lease, the registration of any new Lien or the assignment of any existing Lien, and will be provided with a reasonable opportunity to review and comment upon any such notice filed or registered against Lessee in connection therewith.

[SIGNATURE PAGE FOLLOWS]

Novation [MSN 15055]
22456303.9

IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Novation and Amendment Agreement (MSN 15055), each by their duly authorized representative(s), as of the date shown at the beginning of this Novation Agreement.

EXISTING LESSOR:
WELLS FARGO BANK NORTHWEST, N.A. (not in its individual capacity, but solely as owner trustee)

LESSEE:

NEW LESSOR:
AEROCENTURY CORP

22456303.9

SCHEDULE A

AIRFRAME AND ENGINES DESCRIPTION

AIRFRAME

Manufacturer: Bombardier Inc.

Model: CL-600-2D15

Generic Airframe Model: CRJ-705

Serial Number: 15055

Canadian Registration Marks: C-GPJZ

ENGINES

Engine Make: General Electric Company

Model: GE CF34-8C5

Generic Engine Model: CF34-8C5

Engine Serial Numbers: GE-E194345 and GE-E194346

A-1
22456303.9

SCHEDULE B AMENDMENTS TO EXISTING LEASE
As of, and with effect from, the Effective Time, the Existing Lease shall be (and it is hereby) amended as follows:

1.	EXISTING LEASE:

The Novated Lease shall take effect on the same terms and conditions as the Existing Lease, save as follows:

(a)	the expression “Lessor” shall be construed, wherever it appears in the Existing Lease (as amended hereby), as if it referred to New Lessor in place of Existing Lessor, save and except:

(i)
in any references to any act taken by, or any delivery of a document or notice by or to, Existing Lessor under the Existing Lease prior to the Effective Time, including in the definition of “Delivery” in Section 1.1 of the Existing Lease; and

(ii)	in any condition precedent in favour of, or representation and warranty made by, Existing Lessor under the Existing Lease prior to the Effective Time;

(b)
the expressions “the Aircraft Lease Agreement”, “this Lease” and “the Lease”, shall be construed wherever they appear in the Existing Lease and wherever the context so permits, as if they referred to such document, as further novated, amended and supplemented by this Novation Agreement;

(c)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “Business Day”:

Business Day means a day other than a Saturday or Sunday on which the banks in (i) the city where Lessor’s Account is located, (ii) London, England (but only for the purposes of determining LIBOR), (iii) Halifax, Nova Scotia, and (iv) San Francisco, California are open for the transaction of business of the type required by this Agreement;

(d)	Section 1.1 of the Existing Lease shall be amended by adding the following for the definition of “Effective Time”:

Effective Time has the meaning given in Section 9.1 of the Novation, but subject to Section 2.6, of the Novation;

(e)	Section 1.1 of the Existing Lease shall be amended by substituting the followingfor the definition of “Indemnitee”:

Indemnitee means: (i) with respect to any and all Losses of every kind and nature, which relate to, arise during or are otherwise attributable to the period of the Term prior to the Effective Time, Previous Owner, in its capacity as Lessor, Al Waha (Cayman 1) Lease Limited, AerLift Leasing Isle of Man 1 Limited, AerLift Aircraft Leasing Limited (“AerLift Leasing”), AerCap Ireland Limited, AerCap Group Services B.V., AerCap Administrative Services Limited, AerCap Cash Manager II Limited, AerLift Leasing Limited and Wells Fargo Equipment Finance, Inc., as security trustee and facility agent, and their respective officers, directors, employees and agents; and (ii) with respect to any and all Losses of every kind and nature, which relate to, arise during or are otherwise attributable to the period of the Term on or after the Effective Time, New Lessor, in its capacity as Lessor, Union Bank, N.A., as agent, any New Lender, and their respective officers, directors, employees and agents;

(f)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “Lessor’s Account
”:

Lessor’s Account means the following account: [Redacted]

(g)	[Intentionally Deleted];

(h)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “New Lender”:

New Lender means a lender with whom Lessor finance or refinances the Aircraft;

(i)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “Novation”:

Novation means that certain Aircraft Lease Novation and Amendment Agreement (MSN 15055), dated as of November 1, 2013, among Previous Owner, Lessee and Lessor;

(j)	The definition of “Operative Documents” in Section 1.1 of the Existing Lease shall be amended so as to include a reference to this Novation Agreement;

(k)	Section 1.1 of the Existing Lease shall be amended by deleting the definition of “Owner Participant” in its entirety;

(l)	[Intentionally Deleted];

(m)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “Previous Owner”:

Previous Owner shall mean Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee;

(n)	Section 1.1 of the Existing Lease shall be amended by substituting the following for the definition of “Security Filings”:

Security Filings means all filings or recordations necessary or appropriate to register this Agreement with TCA and to otherwise maintain, protect and perfect Lessor’s interest in the Aircraft, this Agreement and any permitted sublease with the relevant authorities in the PPSA Location, Domicile and any other jurisdictions which Lessor may reasonably, from time to time, designate as a result of a change in the jurisdictions in which Lessee’s PPSA Location, Domicile, or situation for Cape Town Convention purposes are located or as a result of a change in Applicable Law;

(o)	Section 1.1 of the Existing Lease shall be amended by deleting the definition of “Security Trustee”;

(p)	Section 13.4 of the Existing Lease shall be amended by substituting it with the following:

To the extent permitted by Applicable Law and in accordance with the requirements of the Applicable Law from time to time, Lessee at its sole cost and expense will cause all Security Filings to be kept, filed or recorded and, at the reasonable request of Lessor, Lessee at its sole cost and expense, will cause all Security Filings thereafter to be refilled, rerecorded or renewed, as may be necessary or advisable to maintain, protect and perfect the interests of Lessor as owner of the Aircraft and lessor under this Agreement. Lessee shall procure the renewal of all registrations and filings and take all such other steps as may be necessary to continue to maintain the perfection and priority of Lessor’s interest in the Aircraft during the Term in those jurisdictions in which the Lease or any notice of Security Filings is required to be registered or filed pursuant hereto. Lessee shall discharge its obligations to procure any such registration, filing, or renewal under the PPSA in Nova Scotia or Ontario by requesting that counsel to Lessor, as notified by Lessor to Lessee for a particular transaction, prepare and make such registration, filing or renewal, such registration, filing or renewal to be in form reasonably acceptable to Lessee. Such registrations shall be made at the sole cost and expense of Lessee. Such counsel shall add Lessee as an addressee of all opinions provided to Lessor in respect of such registrations, filings or renewals. Lessor may from time to time, acting reasonably, expand the list of jurisdictions in which registrations are required to be made pursuant to  this Section 13.4 as a result of a change of Law, any sublease of the Aircraft, or a change in the jurisdictions in which the Lessee’s Chief Executive Office, Domicile, or State of Incorporation are located;

(q)	Section 13.5 of the Existing Lease shall be amended by substituting it with the following:

Following the occurrence of an Event of Default which is continuing, at Lessor’s request Lessee will furnish to Lessor an opinion of counsel or otherwise evidence reasonably satisfactory to Lessor of the registrations and filings required hereunder;

(r)	Section 13.6 of the Existing Lease shall be amended by substituting it with the following:

Lessee shall notify Lessor prior to any change in the location of the domicile or the chief executive office of Lessee or change of name of Lessee.

(s)	The inscription referred to in Section 13.7 shall be:

“NOTICE OF OWNERSHIP

THIS AIRCRAFT/ENGINE IS OWNED BY AEROCENTURY CORP. (“OWNER”) AND IS SUBJECT TO AN AIRCRAFT LEASE AGREEMENT BETWEEN OWNER AND JAZZ AVIATION LP AND A FIRST PRIORITY MORTGAGE IN FAVOUR OF UNION BANK, N.A. AS SECURED LENDER AND MAY NOT BE OPERATED BY ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF THE OWNER.”; and

(t)	[Intentionally Deleted];

(u)	Section 26.2 of the Existing Lease shall be amended by substituting the following details in relation to Lessor:

If to Lessor: AeroCentury Corp.
1440 Chapin Avenue
Burlingame, CA 94010
Attention: President

Fax:                                +1 650-696-3929

Telephone:                     +1 650-340-1888

If to Lessee:                    Jazz Aviation LP
                      3 Spectacle Lake Drive
                      Dartmouth, Nova Scotia  B3B 1W8 Attention: Chief Financial Officer
                          Fax:(902) 873-2098

2.	REFERENCES TO EXISTING LEASE

As of, and with effect from, the Effective Time in respect of the Airframe, all references to the Existing Lease contained in any documents delivered under or pursuant to the Existing Lease will be construed as references to the Novated Lease as it may be further amended from time to time.

22456303.9

SCHEDULE C

[Intentionally Deleted]

22456303.9

SCHEDULE D

EFFECTIVE TIME ACKNOWLEDGEMENT (MSN 15055)

 Re:Bombardier Model CL600 aircraft (generic model CRJ-705), MSN 15055, C-GPJZ (the“Aircraft”)

Pursuant to the Aircraft Lease Novation and Amendment Agreement (MSN 15055) dated as of November 1, 2013 (the “Novation Agreement”), among Wells Fargo Bank Northwest, N.A. (not in its individual capacity, but solely as owner trustee), Jazz Aviation LP and AeroCentury Corp. , the undersigned hereby acknowledge that the Airframe Effective Time, Off-wing Engine No.1 Effective Time and Off-wing Engine No.2 Effective Time, respectively (as defined in and for the purposes of the Novation Agreement), occurred while:

(a)	the Airframe was locatedat hours Toronto time on ;

(b)	the Off-wing Engine No.1 bearing manufacturer’s serial number GE-E194345 wa locatedat Toronto time on ; and -----------hours

(c)	the Off-wing Engine No.2 bearing manufacturer’s serial number GE-E194346 was locatedat Toronto time on .__________hours

[SIGNATURE PAGE FOLLOWS]

22456303.9

DATED thisday of, 2013.

WELLS FARGO BANK NORTHWEST,  N.A. (not in its individual capacity, but solely as owner trustee)

JAZZ AVIATION LP, by its general partner, Aviation General Partner Inc.

AEROCENTURY CORP.

22456303.9

Signature Page – Effective Time Acknowledgment (MSN 15055)

SCHEDULE E

SHORT FORM LEASE NOVATION AGREEMENT (MSN 15055)

THIS SHORT FORM LEASE NOVATION AGREEMENT (this “Agreement”) is made on [●], 2013,

AMONG:

(1)
WELLS FARGO BANK NORTHWEST, N.A., a national association organized under the laws of the United States, having its principal place of business is at 260 N. Charles Lindbergh Drive, Salt Lake City, Utah 84116, not in its individual capacity, but solely as owner trustee (“Existing Lessor”);

(2)
JAZZ AVIATION LP, a limited partnership existing under the laws of the Province of Ontario, Canada, by its general partner, Aviation General Partner Inc., a corporation existing under the laws of Province of Ontario, Canada, having its principal place of business at 3 Spectacle Lake Drive, Dartmouth, Nova Scotia B3B 1W8, Canada (“Lessee”); and

(3)	AEROCENTURY CORP., a corporation incorporated under the laws of Delaware, having its principal place of business is at 1440 Chapin Avenue #310, Burlingame, CA, 94010 (“New Lessor”).

WHEREAS:

(A)	Existing Lessor and Lessee, as successor to Jazz Air LP ( “Original Lessee”), are parties to an Aircraft Lease Agreement, dated November 14, 2007, between Al Waha (Cayman
1) Lease Limited (“Original Lessor”), as lessor, and Original Lessee, as assigned, amended and novated by the Aircraft Lease Novation and Amendment Agreement (MSN 15055), dated October 26, 2010, among Original Lessor, Existing Lessor and Original Lessee and by a Notice of Assignment, dated November 29, 2010, from Original Lessee and Lessee to Original Lessor, pursuant to which Existing Lessor agreed to lease to Lessee, and Lessee agreed to lease from Existing Lessor, the Aircraft on the terms and conditions contained therein in respect of one Bombardier CL600 (generic model CRJ-
705) aircraft, bearing manufacturer’s serial number 15055 and Canadian registration marks C-GPJZ (the “Aircraft”);

(B)
in connection with the Lease, Existing Lessor and Lessee are also parties to a Short Form Lease, dated as of November 14, 2007 as novated, supplemented and amended pursuant to a short form lease novation agreement (MSN 15055) dated October 29, 2010 and a letter dated January 5, 2011 from Jazz Air LP to Transport Canada Aviation, in respect of the Aircraft (collectively, the “Short Form Lease”);

(C)
Existing Lessor, Lessee and New Lessor have entered into an Aircraft Lease Novation and Amendment Agreement (MSN 15055) (the “Novation”), dated as of November 1, 2013, which provides for (i) the assumption by New Lessor of certain of the rights, title and interest of Existing Lessor under the Lease, and (ii) the release of Existing Lessor from, and the assumption by New Lessor of, certain of Existing Lessor’s obligations, duties and liabilities under the Lease; and

(D)	the parties wish to provide for the novation of the Short Form Lease.

IT IS HEREBY AGREED as follows:

1.	New Lessor hereby assumes all of Existing Lessor’s rights, title and interest and obligations, duties and liabilities under the Short Form Lease.

2.	Lessee hereby consents to the foregoing assumption and releases Existing Lessor from all of its obligations, duties and liabilities under the Short Form Lease.

3.	All references to Existing Lessor in the Short Form Lease shall be treated as references to New Lessor.

4.
The Short Form Lease is novated and, effective as of the date  of this Agreement, constitutes an agreement between New Lessor, as lessor, and Lessee, as lessee, on the terms and conditions of the Short Form Lease as supplemented hereby.

5.	In all other respects the Short Form Lease shall remain in full force and effect as if restated herein.

6.	This Agreement is delivered pursuant to the requirement to maintain the Aircraft on the Canadian Registry in accordance with the Novation, and forms an integral part of the Novation.

[SIGNATURE PAGE FOLLOWS]

E-
22456303.9

22456303.9

IN WITNESS WHEREOF, the parties hereto have executed this Short Form Lease Novation Agreement (MSN 15055) as of the date first written above.

WELLS  FARGO  BANK  NORTHWEST,

N.A.  (not  in  its  individual  capacity,  but solely as owner trustee)

By:
Name:
Title:

AEROCENTURY CORP.

By:
 Name:
Title:

JAZZAVIATIONLP,byitsgeneral partner, Aviation General Partner Inc.

By:
 Name:
Title:

E-3

SCHEDULE F

FORM NOTICE OF CHANGED BASIS FOR LEGAL CUSTODY AND CONTROL (MSN 15055)
To:Transport Canada Aviation

Re:Bombardier Model CL600 aircraft (generic model CRJ-705), MSN 15055, Canadian Registration Marks C-GPJZ (the “Aircraft”)

Pursuant to Section 202.57(2) of the Canadian Aviation Regulations, we hereby notify you that the lease pursuant to which Jazz Aviation LP obtained legal custody and control of the Aircraft has been further assigned, novated and amended by an Aircraft Lease Novation and Amendment Agreement (MSN 15055) dated as of November 1, 2013 among Wells Fargo Bank Northwest,
N.A. (not in its individual capacity, but solely as owner trustee)  (“Existing Lessor”), as existing lessor, AeroCentury Corp. (“New Lessor”), as new lessor, and Jazz Aviation LP (“Lessee”), as lessee, as the Aircraft has been sold by Existing Lessor to New Lessor.

Accordingly, attached are true copies of the following documents pursuant to which Lessee, as registered owner, has retained legal custody and control of the Aircraft:

(a)	Bill of Sale, dated as of [●], 2013, between Existing Lessor and New Lessor with respect to the Aircraft; and

(b)	Short Form Lease Novation Agreement (MSN 15055), dated [●], 2013, between Existing Lessor, New Lessor and Lessee.

Thank you for your assistance.

DATED this [●] day of [●], 2013.

[SIGNATURE PAGE FOLLOWS]

JAZZ AVIATION LP, by its general partner, Aviation General Partner Inc.

By:
Name:
Title:

[TCA Notice – MSN 15055]

F-2

SCHEDULE G

TO:THE AIR AUTHORITIES LISTED ON SCHEDULE “A” HERETO SUBJECT: STATEMENT OF ACCOUNTS FOR JAZZ AVIATION LP

Dear Sirs:

We refer to the Aircraft Lease Agreement, dated November 14, 2007, between Al  Waha (Cayman 1) Lease Limited (“Original Lessor”) and Jazz Aviation LP, as successor to Jazz Air LP (“Lessee”) (as supplemented and amended, including as amended by the Aircraft Lease Novation and Amendment Agreement (MSN 15055), dated as of October 26, 2010, between Original Lessor, Lessee and Wells Fargo Bank Northwest, N.A. (not in its individual capacity, but solely as owner trustee) (“Previous Lessor”) and as further amended by the Aircraft Lease Novation and Amendment Agreement (MSN 15055), dated as of November 1, 2013, among Previous Lessor, Lessee and AeroCentury Corp. (“Lessor”), in respect of one (1) Bombardier model CL600 aircraft, bearing manufacturer’s serial number 15055 and Canadian registration marks C-GPJZ (the “Aircraft”).

We hereby irrevocably authorize you to release to Lessor (or its duly authorized representatives) at any time upon Lessor’s request, so long as Lessor has an interest in the Aircraft, a statement of account of all fees and charges then owed to you by Lessee and or an affiliate of Lessee in the event that the Aircraft is subleased to such affiliate (whether or not currently due and payable), as at the date of such request.

DATED this [●] day of [●], 2013.

[SIGNATURE PAGE FOLLOWS]

Yours truly,

JAZZ AVIATION LP, by its general partner, Aviation General Partner Inc.

By:
Name:
Title:

[Air Authorities Letter – MSN 15055]

22456303.9

G-2

SCHEDULE “A”

AEROPORTS DE MONTREAL

Bureau 2100, 1100 boule Rene-Levesque Montreal, Quebec
H3B 4X8

GREATER TORONTO AIRPORTS AUTHORITY

Toronto Pearson International Airport

P.O. Box 6031, 3111 Convair Drive Toronto, AMF, Ontario
L5P 1B2

HALIFAX INTERNATIONAL AIRPORT AUTHORITY

1 Bell Boulevard Enfield, Nova Scotia B2T 1K2

NAV CANADA

77 Metcalfe Street Ottawa, Ontario K1P 5L6

THE CALGARY AIRPORT AUTHORITY

2000 Airport Road NE Calgary, Alberta
V2E 6W5

VANCOUVER INTERNATIONAL AIRPORT AUTHORITY

Vancouver International Airport 3211 Grant McConachie Way Richmond, B.C.
V7B 1Y7

G-3
22456303.9

SCHEDULE H

IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION

Date: [●], 2013

To:      Transport Canada, Civil Aviation Authority

Re:      Irrevocable De-Registration and Export Request Authorisation

The undersigned is the registered owner of the Bombardier model CL600 aircraft (generic model CRJ-705) bearing manufacturer's serial number 15055 and registration C-GPJZ (together with all installed, incorporated or attached accessories, parts and equipment, the “aircraft”).

This instrument is an irrevocable de-registration and export request authorisation issued by the undersigned in favour of AeroCentury Corp. (“the authorised party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i) recognition that the authorised party or the person it certifies as its designee is the sole person entitled to:

(a) procure the de-registration of the aircraft from the aircraft registry maintained by Transport Canada, Civil Aviation Authority for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the aircraft from Canada; and

(ii) confirmation that the authorised party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in Canada shall co-operate with the authorised party with a view to the speedy completion of such action.

The rights in favour of the authorised party established by this instrument may not be revoked by the undersigned without the written consent of the authorised party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument with Transport Canada, Civil Aviation Authority.

[Signature Page Follows]

H-1
22456303.9

EXECUTION  PAGE

Seller

    SIGNED for and on behalf of Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely  as owner trustee

Buyer

SIGNED for and on behalf of

AeroCentury Corp.

SIGNED for and on behalf of

Owner Participant

SIGNED for and on behalf of Aerlift Aircraft Leasing Limited

MSN 15055 Sale and Purchase Agreement

EXECUTION  PAGE

Seller

SIGNED for and on behalf of
Wells Fargo Bank  Northwest, N.A., not in its  individual capacity but solely as owner trustee

Buyer

SIGNED for and on behalf of
AeroCentury Corp.

Owner Participant

SIGNED for and on behalf of
AerliftAircraft LeasingLimited